      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2004



                                                     REGISTRATION NO. 333-112977

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              HALLIBURTON COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                           1389                          76-2677995
  (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
      of incorporation or          Classification Code Number)          Identification No.)
         organization)

                             ---------------------

                                                            ALBERT O. CORNELISON, JR.
        1401 MCKINNEY STREET, SUITE 2400           EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
              HOUSTON, TEXAS 77010                             HALLIBURTON COMPANY
                 (713) 759-2600                          1401 MCKINNEY STREET, SUITE 2400
  (Address, including zip code, and telephone                  HOUSTON, TEXAS 77010
               number, including                                  (713) 759-2600
 area code, of registrant's principal executive      (Name, address, including zip code, and
                    offices)                                    telephone number,
                                                    including area code, of agent for service)

                             ---------------------

                                    COPY TO:

               DARRELL W. TAYLOR                                 ANDREW M. BAKER
               BAKER BOTTS L.L.P.                               BAKER BOTTS L.L.P.
              910 LOUISIANA STREET                               2001 ROSS AVENUE
           HOUSTON, TEXAS 77002-4995                         DALLAS, TEXAS 75201-2980
                 (713) 229-1234                                   (214) 953-6500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 3, 2004


PROSPECTUS

                               (HALLIBURTON LOGO)

                                  $500,000,000

                              HALLIBURTON COMPANY

                               OFFER TO EXCHANGE
                                   REGISTERED
                       SENIOR NOTES DUE JANUARY 26, 2007
                              FOR ALL OUTSTANDING
                       SENIOR NOTES DUE JANUARY 26, 2007

THE NEW NOTES:

- will be freely tradeable;

- are otherwise substantially identical to the outstanding notes;

- will accrue interest at the same rates as the outstanding notes, payable quarterly on each January 26, April 26, July 26 and October 26, beginning April 26, 2004;

- will be unsecured senior obligations of Halliburton and will rank equally with all of Halliburton's existing and future unsecured senior indebtedness;

- will have a junior position to the claims of creditors on the assets and earnings of Halliburton's subsidiaries; and

- will not be listed on any securities exchange or on any automated dealer quotation system, but may be sold in the over-the-counter market, in negotiated transactions or through a combination of those methods.

THE EXCHANGE OFFER:

- expires at 5:00 p.m., New York City time,
  on           , 2004, unless extended; and

- is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered.

IN ADDITION, YOU SHOULD NOTE THAT:

- all outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes that are registered under the Securities Act of 1933;

- tenders of outstanding notes may be withdrawn any time before the expiration of the exchange offer;

- the exchange of outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes; and

- the exchange offer is subject to customary conditions, which we may waive in our sole discretion.


     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS        , 2004.

     YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY PERSON (INCLUDING ANY SALESMAN OR BROKER) TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Forward-Looking Statements..................................    i
Where You Can Find More Information.........................   ii
Prospectus Summary..........................................    1
Risk Factors................................................   12
Use of Proceeds.............................................   32
Capitalization..............................................   33
The Exchange Offer..........................................   34
Description of Selected Settlement-Related Indebtedness.....   44
Description of New Notes....................................   49
Registration Rights Agreement...............................   61
Material United States Federal Income Tax Consequences......   63
Certain ERISA Considerations................................   67
Plan of Distribution........................................   69
Transfer Restrictions on Outstanding Notes..................   70
Legal Matters...............................................   70
Experts.....................................................   70


                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Forward-looking information is based on projections and estimates, not historical information. Some statements in this prospectus and the documents incorporated by reference herein are forward-looking and use words like "may," "may not," "believe," "do not believe," "expect," "do not expect," "plan," "does not plan," "anticipate," "do not anticipate," and other expressions. We may also provide oral or written forward-looking information in other materials we release to the public. Forward-looking information involves risks and uncertainties and reflects our best judgment based on current information. Our results of operations can be affected by inaccurate assumptions we make or by known or unknown risks and uncertainties. In addition, other factors may affect the accuracy of our forward-looking information. As a result, the accuracy of our forward-looking information cannot be guaranteed. Actual events and the results of operations may vary materially.


     While it is not possible to identify all factors, we continue to face many risks and uncertainties that could cause actual results to differ from our forward-looking statements, including the risks described in "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Forms 10-K/A filed on March 15 and May 12, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.


     In addition, future trends for pricing, margins, revenues and profitability remain difficult to predict in the industries we serve. We do not assume any responsibility to publicly update any of our forward-looking statements regardless of whether factors change as a result of new information, future events or for any other reason. You should review any additional disclosures we make in our press releases and our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. We also suggest that you listen to our quarterly earnings release conference calls with financial analysts.

                      WHERE YOU CAN FIND MORE INFORMATION


     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also can obtain additional information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov, and our electronic SEC filings are also available from our web site at www.halliburton.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


     The following documents are incorporated into this prospectus by this reference. They disclose important information that each holder should consider when deciding whether to participate in the exchange offer.


     - Our Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Forms 10-K/A filed on March 15 and May 12, 2004;



     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;
       and



     - Our Current Reports on Form 8-K dated May 5 and May 18, 2004.



     All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference in this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC prior to the termination or closing of the exchange offer will automatically update and supersede this information.


     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such document should be directed to:

                              Halliburton Company
                           1401 McKinney, Suite 2400
                              Houston, Texas 77010
                      Attention: Albert O. Cornelison, Jr.
                  Executive Vice President and General Counsel
                           Telephone: (713) 759-2600

     To obtain timely delivery of any of our documents, you must make your
request to us no later than           , 2004. The exchange offer will expire at
5:00 p.m., New York City time, on           , 2004. The exchange offer can be
extended by us in our sole discretion, but we currently do not intend to extend the expiration date. See the caption "The Exchange Offer" for more detailed information.

     Notwithstanding the foregoing paragraph, if at any time during the two-year period following the date of original issue of the notes we are not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, we will furnish to holders of the notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such notes.

                               PROSPECTUS SUMMARY

     The following summary should be read together with the information contained in other parts of this prospectus and the documents we incorporate by reference. You should carefully read this prospectus and the documents we incorporate by reference to fully understand the terms of the new notes as well as the tax and other considerations that are important to you in making a decision about whether to participate in the exchange offer. In this prospectus, we refer to Halliburton Company and its subsidiaries as "we," "us," "our" or "Halliburton," unless we specifically indicate otherwise or the context clearly indicates otherwise.

                              HALLIBURTON COMPANY

GENERAL DESCRIPTION OF BUSINESS


     We are one of the world's largest oilfield services companies and a leading provider of engineering and construction services. We had total revenues for the year ended December 31, 2003 of approximately $16.3 billion and total revenues for the three months ended March 31, 2004 of approximately $5.5 billion.



     Our five business segments are organized around how we manage our business:
Drilling and Formation Evaluation, Fluids, Production Optimization, Landmark and Other Energy Services and the Engineering and Construction Group. We sometimes refer to the combination of Drilling and Formation Evaluation, Fluids, Production Optimization and Landmark and Other Energy Services segments as the Energy Services Group. Through our Energy Services Group, we provide a wide range of services and products, as well as integrated solutions to customers for the exploration, development and production of oil and gas. The Energy Services Group serves major, national and independent oil and gas companies throughout the world. Our Engineering and Construction Group (known as KBR) provides a wide range of services to energy and industrial customers and governmental entities worldwide.


  DRILLING AND FORMATION EVALUATION

     Our Drilling and Formation Evaluation segment is primarily involved in drilling and evaluating the formations related to bore-hole construction and initial oil and gas formation evaluation. The products and services in this segment incorporate integrated technologies, which offer synergies related to drilling activities and data gathering. The segment consists of drilling services, including directional drilling and measurement-while-drilling/logging-while-drilling; logging services; and drill bits. Included in this business segment are Sperry-Sun, logging and perforating and Security DBS. Also included is our Mono Pumps business, which we disposed of in the first quarter of 2003.

  FLUIDS


     Our Fluids segment focuses on fluid management and technologies to assist in the drilling and construction of oil and gas wells. Drilling fluids are used to provide for well control, drilling efficiency, and as a means of removing wellbore cuttings. Cementing services provide zonal isolation to prevent fluid movement between formations, ensure a bond to provide support for the casing, and provide wellbore reliability. Our Baroid and cementing product lines, along with our equity method investment in Enventure Global Technology, LLC, an expandable casing joint venture, are included in this segment.



  PRODUCTION OPTIMIZATION


     Our Production Optimization segment primarily tests, measures and provides means to manage and/or improve well production once a well is drilled and, in some cases, after it has been producing. This segment consists of:

     - production enhancement services (including fracturing, acidizing, coiled tubing, hydraulic workover, sand control and pipeline and process services);


     - completion products (including well completion equipment, slickline and safety systems);

     - tools and testing services (including underbalanced applications, tubing-conveyed perforating and testing services);



     - subsea operations conducted in our 50% owned company, Subsea 7, Inc.; and



     - intelligent well completion services conducted by our 51% owned joint venture, WellDynamics.


  LANDMARK AND OTHER ENERGY SERVICES


     Our Landmark and Other Energy Services segment provides integrated exploration and production software information systems, consulting services, real-time operations and other integrated solutions. Included in this business segment are Landmark Graphics, integrated solutions and Real Time Operations. Also included are Wellstream, Bredero-Shaw and European Marine Contractors Ltd., all of which have been sold.


  ENGINEERING AND CONSTRUCTION GROUP

     Our Engineering and Construction Group provides engineering, procurement, construction, project management and facilities operation and maintenance for oil and gas and other industrial and governmental customers. Our Engineering and Construction Group offers:

     - onshore engineering and construction activities, including engineering and construction of liquefied natural gas, ammonia and crude oil refineries and natural gas plants;

     - offshore deepwater engineering and marine technology and worldwide construction capabilities;

     - government operations, construction, maintenance and logistics activities for government facilities and installations;

     - plant operations, maintenance and start-up services for both upstream and downstream oil, gas and petrochemical facilities as well as operations, maintenance and logistics services for the power, commercial and industrial markets; and

     - civil engineering, consulting and project management services.


                        PROPOSED PLAN OF REORGANIZATION



     DII Industries, LLC, Kellogg Brown & Root Inc. and our other affected subsidiaries filed Chapter 11 proceedings on December 16, 2003 in bankruptcy court in Pittsburgh, Pennsylvania. The cases have been assigned to the Honorable Judith K. Fitzgerald.



     The proposed plan of reorganization provides that, if and when an order confirming the proposed plan of reorganization becomes final and non-appealable:



     - up to $2.5 billion in cash, 59.5 million shares of Halliburton common stock (valued at approximately $1.7 billion for accrual purposes using a stock price of $29.37 per share, which is based on the average trading price for the five days immediately prior to and including March 31,
       2004) and notes currently valued at approximately $52.0 million will be contributed to trusts for the benefit of current and future asbestos and silica personal injury claimants; and



     - the trust for asbestos claimants will receive a payment equal to the amount of insurance recoveries received by DII Industries and Kellogg Brown & Root if and to the extent aggregate recoveries exceed $2.3 billion, subject to a cap of $700.0 million to be paid to the trust out of insurance recoveries.



     In connection with reaching an agreement with representatives of asbestos and silica claimants to limit the cash required to settle pending claims to $2.775 billion, DII Industries paid $311.0 million to the claimants on December 16, 2003. Halliburton also agreed to guarantee the payment of an additional $186.0 million of the remaining approximately $2.5 billion cash amount, which must be paid on the earlier to occur of June 17, 2004 or the date on which an order confirming the proposed plan of reorganization becomes final and non-appealable.



                              RECENT DEVELOPMENTS



CONFIRMATION HEARINGS COMPLETED



     On May 10, 2004, the bankruptcy court completed hearings on confirmation of the proposed plan of reorganization. We expect that the necessary bankruptcy court and district court orders confirming the proposed plan of reorganization will be entered by the end of the summer 2004. Consistent with earlier rulings, the bankruptcy court announced it intends to issue a final order denying standing to insurance carriers' objections to confirmation of the proposed plan of reorganization, other than relating to insurance neutrality. Some insurers have reserved the right to appeal the final order denying standing. The appeals could be withdrawn if proposed insurance settlements, including those discussed below under "-- Agreements in Principle with Insurance Carriers," become effective.



AGREEMENTS IN PRINCIPLE WITH INSURANCE CARRIERS



     In May 2004, we entered into non-binding agreements in principle with representatives of the London Market insurance carriers that, if implemented, would settle insurance disputes with substantially all the solvent London Market insurance carriers for asbestos- and silica-related claims and all other claims under the applicable insurance policies. The agreements in principle are subject to board of directors' approval of all parties, agreement by all remaining London Market insurers and approval by the bankruptcy court reviewing the proposed plan of reorganization of our affected subsidiaries. We also expect to shortly enter into a non-binding agreement in principle with our solvent domestic insurance carriers that, if implemented, would settle asbestos- and silica-related claims and all other claims under the applicable insurance policies and terminate all the applicable insurance policies. The agreement in principle would be subject to board of directors' approval of all parties, agreement by Federal-Mogul Products, Inc., approval by the Federal-Mogul bankruptcy court, and approval by the bankruptcy court reviewing the proposed plan of reorganization of our affected subsidiaries.



     These proposed settlements are subject to numerous conditions, including the conditions of the previously announced Equitas settlement, which includes the condition that the United States Congress does not pass national asbestos litigation reform legislation before January 5, 2005. Although we are working toward implementation of these proposed settlements, there can be no assurance that the transactions contemplated by these agreements in principle can be completed on the terms announced.



     In connection with the proposed settlements, we expect to reduce amounts recorded as insurance for asbestos- and silica-related liabilities (which totaled approximately $2.1 billion as of March 31, 2004) to the estimated present value of the amounts provided in any definitive settlement agreements. Under the terms of our announced insurance settlements and proposed insurance settlements, we currently expect to receive cash proceeds with a present value of approximately $1.4 billion for our asbestos- and silica-related insurance receivables. The amount of any charge that we may take would reflect these amounts.


                             ---------------------

     We are a Delaware corporation. Our principal executive offices are located at 1401 McKinney, Suite 2400, Houston, Texas 77010, and our telephone number at that address is (713) 759-2600.

                         SUMMARY OF THE EXCHANGE OFFER


     On January 26, 2004, we completed a private offering of $500.0 million of unregistered senior notes due January 26, 2007. We are now offering to exchange registered and freely tradeable notes with substantially identical terms as your outstanding notes in exchange for properly tendered outstanding notes.


     This prospectus and the accompanying documents contain detailed information about us, the new notes and the exchange offer. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the new notes. You should read the discussion under the headings "-- Summary of the Terms of the New Notes" and "Description of New Notes" for further information regarding the new notes.


The Exchange Offer............   We are offering to issue to you new registered
                                 senior notes due January 26, 2007 without transfer restrictions, which we sometimes refer to as the "new notes," in exchange for a like amount of your outstanding unregistered senior notes due January 26, 2007, which we sometimes refer to as the "outstanding notes."


Expiration Date...............   Unless sooner terminated, the exchange offer
                                 will expire at 5:00 p.m., New York City time,
                                 on            , 2004, or at a later date and
                                 time to which we extend it. We do not currently intend to extend the expiration date.

Conditions to the Exchange
Offer.........................   We will not be required to accept outstanding
                                 notes for exchange if the exchange offer would violate applicable law or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered. The exchange offer is subject to customary conditions, which we may waive in our sole discretion. Please read the section "The Exchange
                                 Offer -- Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering
Outstanding Notes.............   If you wish to participate in the exchange
                                 offer, you must complete, sign and date the letter of transmittal and mail or deliver the letter of transmittal, together with your outstanding notes, to the exchange agent prior to the expiration date. If your outstanding notes are held through The Depository Trust
                                 Company, or DTC, you may deliver your
                                 outstanding notes by book-entry transfer.

                                 In the alternative, if your outstanding notes are held through DTC and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

                                 By signing or agreeing to be bound by the letter of transmittal, you will represent to us, among other things, that:

                                 - you are not our "affiliate," as defined in
                                   Rule 405 of the Securities Act of 1933, or a broker-dealer tendering outstanding notes acquired directly from us for your own account;

                                 - if you are not a broker-dealer or are a
                                   broker-dealer but will not receive new notes for your own account, you are not engaged in and do not intend to participate in a distribution of the new notes;

                                 - you have no arrangement or understanding with
                                   any person to participate in the distribution of the new notes or the outstanding notes within the meaning of the Securities Act;

                                 - you are acquiring the new notes in the
                                   ordinary course of your business; and

                                 - if you are a broker-dealer that will receive
                                   new notes in exchange for outstanding notes, you acquired the outstanding notes to be exchanged for new notes for your own account as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus, as required by law, in connection with any resale of any new notes.

                                 Please see "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Your Representations to Us."

Withdrawal Rights.............   You may withdraw outstanding notes that have
                                 been tendered at any time prior to the
                                 expiration date by sending a written or
                                 facsimile withdrawal notice to the exchange agent.

Procedures for Beneficial
Owners........................   Only a registered holder of the outstanding
                                 notes may tender in the exchange offer. If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the registered holder and instruct it to tender the outstanding notes on your behalf.

                                 If you wish to tender your outstanding notes on your own behalf, you must either arrange to have your outstanding notes registered in your name or obtain a properly completed bond power from the registered holder before completing and executing the letter of transmittal and delivering your outstanding notes. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures....................   If you wish to tender your outstanding notes
                                 and cannot comply before the expiration date with the requirement to deliver the letter of transmittal and notes or use the applicable procedures under the automated tender offer program of DTC, you must tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange
                                 Offer -- Guaranteed Delivery Procedures." If you tender using the guaranteed delivery procedures, the exchange agent must receive the properly completed and executed letter of transmittal or facsimile thereof, together with your outstanding notes or a book-entry confirmation and any other documents required by the letter of transmittal, within three New
                                 York Stock Exchange trading days after the expiration date.

Consequences of Failure to
Exchange Your Notes...........   If you do not exchange your outstanding notes
                                 in the exchange offer, you will no longer be entitled to registration rights. You will not be able to offer or sell the outstanding notes unless they are later registered, sold pursuant to an exemption from registration or sold in a transaction not subject to the Securities Act or state securities laws. Other than in connection with the exchange offer or as specified in the registration rights agreement, we are not obligated to, nor do we currently anticipate that we will register the outstanding notes under the Securities Act. See
                                 "The Exchange Offer -- Consequences of Failure to Exchange."

United States Federal Income
Tax Considerations............   The exchange of new notes for outstanding notes
                                 in the exchange offer will not be a taxable event for United States federal income tax purposes. Please read "Material United States
                                 Federal Income Tax Consequences."

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of new notes.

Plan of Distribution..........   All broker-dealers who receive new notes in the
                                 exchange offer have a prospectus delivery obligation.

                                 Based on SEC no-action letters, broker-dealers who acquired the outstanding notes as a result of market-making or other trading activities may use this exchange offer prospectus, as supplemented or amended, in connection with the resales of the new notes. We have agreed to make this prospectus available to any broker-dealer delivering a prospectus as required by law in connection with resales of the notes for up to 180 days.

                                 Broker-dealers who acquired the outstanding notes from us may not rely on SEC staff interpretations in no-action letters. Broker-dealers who acquired the outstanding notes from us must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as selling noteholders, in order to resell the outstanding notes or the new notes.

                               THE EXCHANGE AGENT

     We have appointed JPMorgan Chase Bank as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

                              JPMorgan Chase Bank
                                 1-800-275-2048

              For Delivery by Mail, Overnight Delivery or by Hand:

                              JPMorgan Chase Bank
                               2001 Bryan Street
                                    Floor 10
                              Dallas, Texas 75201
                               Attn: Frank Ivins

          By Facsimile Transmission (for eligible institutions only):

                                 (214) 468-6494

                               Attn: Frank Ivins

                              To Confirm Receipt:

                                 (214) 468-6464

                     SUMMARY OF THE TERMS OF THE NEW NOTES


     The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes. The new notes will evidence the same debt as the outstanding notes. The outstanding notes and the new notes will be governed by the same indenture.


Issuer........................   Halliburton Company.

New Notes Offered.............   $500,000,000 aggregate principal amount of
                                 registered senior notes due January 26, 2007.


Maturity Date.................   The new notes will mature on January 26, 2007,
                                 unless earlier redeemed by us.


Interest and Interest Payment
Dates.........................   The new notes will bear interest at a floating
                                 rate equal to three-month LIBOR plus 0.75%.
                                 Interest on the new notes will be payable quarterly on the 26th day of January, April, July and October of each year, beginning April
                                 26, 2004.

Optional Redemption...........   On January 26, 2005, or on any quarterly
                                 interest payment date thereafter, we will have the option to redeem for cash all or a portion of the notes that have not been previously repurchased upon not less than 30 nor more than 60 days' notice before the redemption date by mail to the trustee and each holder of notes, for a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus any accrued and unpaid interest and additional interest amounts owed, if any, to the redemption date. See "Description of New
                                 Notes -- Optional Redemption."

Covenants.....................   We will issue the new notes under an indenture
                                 that contains covenants for your benefit. Among other things, these covenants restrict our ability to incur indebtedness secured by liens under specified circumstances without equally and ratably securing the new notes.


Ranking.......................   The new notes will be our general, senior
                                 unsecured indebtedness and will rank equally with all of our existing and future senior unsecured indebtedness. The new notes will effectively rank junior to any existing or future secured indebtedness, unless and to the extent the new notes are entitled to be equally and ratably secured. As of the date of this prospectus, we had no outstanding advances under our master letter of credit facility and our revolving credit facility described below and no other outstanding secured indebtedness.
                                 In addition, the new notes will be effectively subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. At March 31, 2004, the aggregate indebtedness of our subsidiaries was approximately $119.0 million, and other liabilities of our subsidiaries, including trade payables, accrued compensation, advanced billings, income taxes payable and other liabilities (other than asbestos and intercompany liabilities) were approximately
                                 $5.5 billion, and accrued asbestos and silica liabilities were approximately $4.3 billion.



                                 In the fourth quarter of 2003, we entered into
                                 (1) a delayed-draw term facility that currently provides for draws of up to $500.0 million to be available for cash funding of the trusts for the benefit of asbestos and silica claimants, if required conditions are met; (2) a master letter of credit facility intended to ensure that existing letters of credit supporting our contracts remain in place during the Chapter 11 proceedings; and (3) a $700.0 million three-year revolving credit facility for general working capital purposes. Although the master letter of credit facility and the $700.0 million revolving credit facility are now effective, there are a number of conditions that must be met before the delayed-draw term facility will become effective and available for our use, including bankruptcy court approval and federal district court confirmation of the plan of reorganization, which we do not expect to occur before the expiration of this facility on June 30, 2004. See "Description of Selected Settlement-Related Indebtedness." The terms of the new notes and the terms of the credit facilities provide that the new notes offered hereby and certain of our outstanding debt securities will share in collateral pledged to secure borrowings under the new credit facilities if and when the total of all our Secured Debt (as defined in the new notes) exceeds 5% of the consolidated net tangible assets of Halliburton and its subsidiaries. The terms of the credit facilities currently limit to $450.0 million the amount of indebtedness we can issue in the future that would be equally and ratably secured with indebtedness under the credit facilities. The credit facilities also provide that the collateral pledged to secure borrowings under the credit facilities will be released after (1) completion of the Chapter 11 plan of reorganization of DII Industries, Kellogg Brown & Root and our other affected subsidiaries and (2) satisfaction of the other conditions described in "Description of Selected Settlement-Related
                                 Indebtedness -- Conditions to Release of
                                 Collateral."



No Subsidiary Guarantees......   While the new notes will not be guaranteed by
                                 any of our subsidiaries, borrowings under the letter of credit facility and revolving credit facility are guaranteed by some of our subsidiaries. Accordingly, the new notes will be structurally subordinated to the debt guaranteed by our subsidiaries for the duration of the guarantees. The terms of the credit facilities provide that any of these subsidiary guarantees will be released after (1) completion of the Chapter 11 plan of reorganization of DII Industries, Kellogg Brown
                                 & Root and some of their subsidiaries with United States operations and (2) satisfaction of the other conditions described in "Description of Selected Settlement-Related
                                 Indebtedness -- Conditions to Release of
                                 Collateral."


Governing Law.................   The indenture is and the new notes will be
                                 governed by, and construed in accordance with, the laws of the State of New York.

Trustee.......................   JPMorgan Chase Bank.

                                  RISK FACTORS

     You should carefully consider all of the information set forth or incorporated by reference in this prospectus and, in particular, the specific factors in the section of this prospectus entitled "Risk Factors," before participating in the exchange offer.

                             SUMMARY FINANCIAL DATA


     The following table sets forth our summary consolidated financial data. We derived the financial data for the three months ended March 31, 2004 from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. We derived the financial data for the year ended December 31, 2003 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Forms 10-K/A filed on March 15 and May 12, 2004. You should read this information in conjunction with our consolidated financial statements and the related notes in these reports, which are incorporated into this prospectus by reference.



                                                              THREE MONTHS ENDED    YEAR ENDED
                                                                  MARCH 31,        DECEMBER 31,
                                                                     2004              2003
                                                              ------------------   ------------
                                                                        (IN MILLIONS)
REVENUES:
Energy Services Group
  Drilling and Formation Evaluation.........................        $  444           $ 1,643
  Fluids....................................................           535             2,039
  Production Optimization...................................           708             2,766
  Landmark and Other Energy Services........................           129               547
                                                                    ------           -------
     Total Energy Services Group............................         1,816             6,995
Engineering and Construction Group..........................         3,703             9,276
                                                                    ------           -------
Total.......................................................        $5,519           $16,271
                                                                    ======           =======
OPERATING INCOME (LOSS):
Energy Services Group:
  Drilling and Formation Evaluation.........................        $   43           $   177
  Fluids....................................................            60               251
  Production Optimization...................................            82               421
  Landmark and Other Energy Services........................            29               (23)
                                                                    ------           -------
     Total Energy Services Group............................           214               826
Engineering and Construction Group..........................           (15)              (36)
General corporate...........................................           (24)              (70)
                                                                    ------           -------
Total.......................................................        $  175           $   720
                                                                    ======           =======
Income from continuing operations before income taxes,
  minority interest, and change in accounting principle.....        $  131           $   612
Provision for income taxes..................................           (49)             (234)
Minority interest in net income of subsidiaries.............            (6)              (39)
Income from continuing operations before change in
  accounting principle......................................            76               339
Loss from discontinued operations, net of tax...............          (141)           (1,151)
Net loss....................................................           (65)             (820)
OTHER FINANCIAL DATA:
Capital expenditures........................................        $ (130)          $  (515)
Long-term borrowings (repayments), net......................           490             1,896
Depreciation and amortization expense.......................           132               518

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,        DECEMBER 31,
                                                                     2004              2003
                                                              ------------------   ------------
                                                                        (IN MILLIONS)
FINANCIAL POSITION:
Net working capital.........................................       $ 2,340           $ 1,377
Total assets................................................        16,407            15,463
Property, plant and equipment, net..........................         2,537             2,526
Long-term debt (including current maturities)...............         3,957             3,437
Shareholders' equity........................................         2,472             2,547
Total capitalization and short-term debt....................         6,438             6,002


                       RATIO OF EARNINGS TO FIXED CHARGES

     We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.


THREE MONTHS ENDED       YEARS ENDED DECEMBER 31,
    MARCH 31,        --------------------------------
       2004          2003   2002   2001   2000   1999
------------------   ----   ----   ----   ----   ----
       3.0           4.4     --(a) 5.2    2.3    2.4


---------------


(a) For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $283.0 million.


     For purposes of computing the ratio of earnings to fixed charges: (1) fixed charges consist of interest on debt, amortization of debt discount and expenses and a portion of rental expense determined to be representative of interest and
(2) earnings consist of income (loss) from continuing operations before income taxes, minority interest, cumulative effects of accounting changes plus fixed charges as described above, adjusted to exclude the excess or deficiency of dividends over income of 50% or less owned entities accounted for by the equity method.

                                  RISK FACTORS


     You should carefully consider the risks described below before participating in the exchange offer. If any of the following risks actually occurs, our business, financial condition and/or results of operations could be materially and adversely affected. In that case, the trading price of the new notes could decline, and you could lose all or part of your investment. You should also carefully consider all information we have included or incorporated by reference into this prospectus. See 'Where You Can Find More Information."


     This prospectus and the documents we incorporate by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and in the documents we incorporate by reference.

     The risks described herein that apply to the new notes also apply to any outstanding notes not tendered in the exchange offer.

RISKS RELATING TO ASBESTOS AND SILICA LIABILITY

  WE MAY BE UNABLE TO FULFILL THE CONDITIONS NECESSARY TO COMPLETE THE PROPOSED SETTLEMENT, AND THERE IS NO ASSURANCE THAT THE PLAN OF REORGANIZATION IN THE CHAPTER 11 PROCEEDINGS OF DII INDUSTRIES, KELLOGG BROWN & ROOT AND OUR OTHER AFFECTED SUBSIDIARIES WILL BE CONFIRMED.

     As contemplated by our proposed settlement of asbestos and silica personal injury claims, DII Industries, Kellogg Brown & Root and our other affected subsidiaries (collectively referred to herein as the "debtors") filed Chapter 11 proceedings on December 16, 2003 in bankruptcy court in Pittsburgh, Pennsylvania. Although the debtors have filed Chapter 11 proceedings and we are proceeding with the proposed settlement, completion of the settlement remains subject to several conditions, including the requirements that the bankruptcy court confirm the plan of reorganization and the federal district court affirm such confirmation, and that the bankruptcy court and federal district court orders become final and non-appealable. Completion of the proposed settlement is also conditioned on continued availability of financing on terms acceptable to us in order to allow us to fund the cash amounts to be paid in the settlement. There can be no assurance that such conditions will be met.


     The requirements for a bankruptcy court to approve a plan of reorganization include, among other judicial findings, that:



     - the plan of reorganization complies with applicable provisions of the United States Bankruptcy Code;



     - the debtors have complied with the applicable provisions of the United States Bankruptcy Code;



     - the trusts will value and pay similar present and future claims in substantially the same manner; and



     - the plan of reorganization has been proposed in good faith and not by any means forbidden by law.



     The hearing on confirmation of the proposed plan of reorganization was completed on May 10, 2004; however, the bankruptcy judge has not yet ruled. Some of the insurance carriers of DII Industries and Kellogg Brown & Root objected to confirmation of the pre-packaged plan of reorganization. In addition, we believe that these insurance carriers may take additional steps to prevent or delay confirmation of a plan of reorganization, including appealing the rulings of the bankruptcy court, and there can be no assurance that the insurance carriers would not be successful or that such efforts would not result in delays in the reorganization process. There can be no assurance that we will obtain the required judicial approval of the proposed plan of reorganization or any revised plan of reorganization acceptable to us.



     If the currently proposed plan of reorganization is not confirmed by the bankruptcy court and the Chapter 11 proceedings are not dismissed, the debtors could propose an alternative plan of reorganization. Chapter 11 permits a company to remain in control of its business, protected by a stay of all creditor action, while that company attempts to negotiate and confirm a plan of reorganization with its creditors. If the debtors are unsuccessful in obtaining confirmation of the currently proposed plan of reorganization or an alternative plan of reorganization, the assets of the debtors could be liquidated in the Chapter 11 proceedings. In the event of a liquidation of the debtors, Halliburton could lose its controlling interest in DII Industries and Kellogg Brown & Root. Moreover, if the plan of reorganization is not confirmed and the debtors have insufficient assets to pay the creditors, Halliburton's assets could be drawn into the liquidation proceedings because Halliburton guarantees certain of the debtors' obligations.



  IF PROPOSED FEDERAL LEGISLATION TO PROVIDE NATIONAL ASBESTOS LITIGATION REFORM BECOMES LAW, WE MAY BE REQUIRED TO PAY MORE TO RESOLVE OUR ASBESTOS LIABILITIES THAN WE WOULD HAVE PAID IF THE CHAPTER 11 FILING HAD NOT BEEN MADE, AND OUR SETTLEMENT WITH EQUITAS AND POSSIBLE SETTLEMENTS WITH OTHER INSURANCE CARRIERS MAY NOT BE COMPLETED IF SUCH LEGISLATION IS PASSED BY THE UNITED STATES CONGRESS.



     We understand that the United States Congress may consider adopting legislation that would set up a national trust fund as the exclusive means for recovery for asbestos-related disease. We are uncertain as to what contributions we would be required to make to a national trust, if any, although it is possible that they could be substantial and that they could continue for several years. It is also possible that our level of participation in and contribution to a national trust could be greater than it otherwise would have been as a result of having subsidiaries that have filed Chapter 11 proceedings due to asbestos liabilities.



     In January 2004, we reached a comprehensive agreement with Equitas to settle our insurance claims against certain underwriters at Lloyd's of London, reinsured by Equitas, for asbestos- and silica-related claims and all other claims under the applicable insurance policies. We are also negotiating settlement agreements with other insurance carriers. See "Summary -- Recent Developments -- Agreements in Principle with Insurance Carriers." It is a condition to the effectiveness of our settlement with Equitas, and it may be a condition to proposed settlements with other insurance carriers, that no law shall be passed by the United States Congress that relates to, regulates, limits or controls the prosecution of asbestos claims in United States state or federal courts or any other forum. If national asbestos litigation legislation is passed by the United States Congress on or before January 5, 2005, we would not receive the $575 million in cash provided by the Equitas settlement or the cash provided by any other proposed settlements with similar terms, but we would retain the rights we currently have against our insurance carriers.



  JUDICIAL RELIEF AGAINST ASBESTOS AND SILICA EXPOSURE MAY NOT BE AS BROAD AS IS CONTEMPLATED BY THE PROPOSED PLAN OF REORGANIZATION, AND A COMPLETED PLAN OF REORGANIZATION MAY NOT ADDRESS ALL ASBESTOS AND SILICA EXPOSURE.



     Our proposed plan of reorganization includes resolution of asbestos and silica personal injury claims against DII Industries, Kellogg Brown & Root and their current and former subsidiaries, as well as Halliburton and its subsidiaries and the predecessors and successors of them. However, the proposed plan of reorganization is subject to bankruptcy court approval as well as federal district court confirmation. No assurance can be given that the court reviewing and approving the plan of reorganization will grant relief as broad as contemplated by the proposed plan of reorganization.



     In addition, a confirmed plan of reorganization and injunctions under
Section 524(g) and Section 105 of the United States Bankruptcy Code may not apply to protect against all asbestos and silica claims. For example, while we have historically not received a significant number of claims outside the United States, any such future claims would be subject to the applicable legal system of the jurisdiction where the claim was made. In addition, the Section 524(g) injunction would not apply to some claims under workers' compensation arrangements. Although we do not believe that we have material exposure to foreign or workers' compensation claims, there can be no assurance that material claims would not be made in the future. Further, to our knowledge, the constitutionality of an injunction under Section 524(g) of the United States Bankruptcy Code has not been tested in a court of law. We can provide no assurance that, if the constitutionality is challenged, the injunction would be upheld.

     In addition, although we would have other significant affirmative defenses, the injunctions issued under the United States Bankruptcy Code may not cover all silica personal injury claims arising as a result of future silica exposure. Moreover, the proposed plan of reorganization does not resolve claims for property damage as a result of materials containing asbestos. Accordingly, although we have historically received no such claims, claims could still be made as to damage to property or property value as a result of asbestos containing products having been used in a particular property or structure.


  WE MAY BE UNABLE TO RECOVER, OR BE DELAYED IN RECOVERING, INSURANCE RECEIVABLES, WHICH WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.


     We have substantial insurance intended to reimburse us for portions of the costs incurred in defending asbestos and silica claims and amounts paid to settle claims and to satisfy court judgments. We had accrued approximately $2.1 billion in probable insurance recoveries as of March 31, 2004. We may be unable to recover, or we may be delayed in recovering, insurance reimbursements in the amounts accrued to cover a part of the costs incurred in defending asbestos and silica claims and amounts paid to settle claims or as a result of court judgments due to, among other things:


     - the inability or unwillingness of insurers to timely reimburse for claims in the future;

     - disputes as to documentation requirements for DII Industries, Kellogg Brown & Root or other subsidiaries in order to recover claims paid;


     - the inability to access insurance policies shared with, or the dissipation of shared insurance assets by, Harbison-Walker Refractories Company, Federal Mogul Products, Inc. or others;


     - the possible insolvency or reduced financial viability of our insurers;

     - the cost of litigation to obtain insurance reimbursement; and

     - possible adverse court decisions as to our rights to obtain insurance reimbursement.


     If the proposed plan of reorganization is completed, we would be required to contribute up to an aggregate of approximately $2.5 billion in cash, but may be delayed in receiving reimbursement from our insurance carriers because of extended negotiations or litigation with those insurance carriers. If we were unable to recover from a substantial number of our insurance carriers, or if we were delayed significantly in our recoveries, it could have a material adverse effect on our consolidated financial condition.



  WE COULD ULTIMATELY RECOVER, OR MAY AGREE IN SETTLEMENT OF LITIGATION TO RECOVER, LESS INSURANCE REIMBURSEMENT THAN THE INSURANCE RECEIVABLES RECORDED IN OUR CONSOLIDATED FINANCIAL STATEMENTS.



     In January 2004, we reached a comprehensive agreement with Equitas to settle our insurance claims against certain underwriters at Lloyd's of London, reinsured by Equitas, for asbestos- and silica-related claims and all other claims under the applicable insurance policies. There are conditions to completion of the settlement with Equitas, and there can be no assurance that this settlement will be completed on the terms announced. We are also negotiating settlement agreements with other insurance carriers. In May 2004, we entered into non-binding agreements in principle with representatives of the London Market insurance carriers that, if implemented, would settle insurance disputes with substantially all the solvent London Market insurance carriers for asbestos- and silica-related claims and all other claims under the applicable insurance policies. The agreements in principle are subject to board of directors' approval of all parties, agreement by all remaining London Market insurers and approval by the bankruptcy court reviewing the proposed plan of reorganization of our affected subsidiaries. We also expect to shortly enter into a non-binding agreement in principle with our solvent domestic insurance carriers that, if implemented, would settle asbestos- and silica-related claims and all other claims under the applicable insurance policies and terminate all the applicable insurance policies. The agreement in principle would be subject to board of directors' approval of all parties, agreement by Federal-Mogul Products, approval by the Federal-Mogul bankruptcy court, and approval by the bankruptcy court reviewing the proposed plan of reorganization. These proposed settlements are subject to numerous conditions, including the conditions of the Equitas settlement, which include the condition that the

United States Congress does not pass national asbestos litigation reform legislation before January 5, 2005. Although we are working toward implementation of these proposed settlements, there can be no assurance that the transactions contemplated by these agreements in principle can be completed on the terms announced.



     In connection with the proposed settlements, we expect to reduce amounts recorded as insurance for asbestos- and silica-related liabilities (which totaled approximately $2.1 billion as of March 31, 2004) to the estimated present value of the amounts provided in any definitive settlement agreements. Under the terms of our announced insurance settlements and proposed insurance settlements, we currently expect to receive cash proceeds with a present value of approximately $1.4 billion for our asbestos- and silica-related insurance receivables. The amount of any charge that we may take would reflect these amounts.



  PROLONGED CHAPTER 11 PROCEEDINGS OF SOME OF OUR SUBSIDIARIES MAY NEGATIVELY AFFECT THEIR ABILITY TO OBTAIN NEW BUSINESS AND CONSEQUENTLY MAY HAVE A NEGATIVE IMPACT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.



     Because our financial condition and our results of operations depend on distributions from our subsidiaries, any prolonged Chapter 11 proceedings of those subsidiaries, including DII Industries and Kellogg Brown & Root, may have a negative impact on our cash flow and distributions from those subsidiaries. These subsidiaries are not able to make distributions to Halliburton during the Chapter 11 proceedings without court approval. The Chapter 11 proceedings may also hinder the subsidiaries' ability to take actions in the ordinary course. In addition, the Chapter 11 proceedings could materially and adversely affect the ability of our subsidiaries in Chapter 11 proceedings to obtain new orders from current or prospective customers. As a result of any prolonged Chapter 11 proceedings, some current and prospective customers, suppliers and other vendors may assume that our subsidiaries are financially weak and will be unable to honor obligations, making those customers, suppliers and other vendors reluctant to do business with our subsidiaries. In particular, some governments may be unwilling to conduct business with a subsidiary in a Chapter 11 proceeding. Consequently, our financial condition and results of operations could be materially and adversely affected.



     Further, prolonged Chapter 11 proceedings could materially and adversely affect the relationship that DII Industries, Kellogg Brown & Root and their subsidiaries involved in the Chapter 11 proceedings have with their customers, suppliers and employees, which in turn could materially and adversely affect their competitive positions, financial conditions and results of operations. A weakening of their financial conditions and results of operations could materially and adversely affect their ability to implement the plan of reorganization.



  FEDERAL BANKRUPTCY LAW AND STATE STATUTES MAY, UNDER SPECIFIC CIRCUMSTANCES, VOID PAYMENTS MADE BY OUR SUBSIDIARIES TO US AND VOID PRINCIPAL AND INTEREST PAYMENTS MADE BY US TO YOU ON THE NOTES AND YOU MAY BE FORCED TO RETURN SUCH PAYMENTS.



     Under federal bankruptcy law and various state fraudulent transfer laws, payments and distributions made by our subsidiaries participating in the Chapter 11 proceedings prior to the Chapter 11 filing could, under specific circumstances, be voided as preferential transfers if such payments or distributions occurred up to one year prior to the Chapter 11 filing. Since we rely primarily on dividends from our subsidiaries and other intercompany transactions to meet our obligations for payment of principal and interest on our outstanding debt obligations, any voidance of such payments made to us by our subsidiaries could limit our ability to make principal and interest payments on the new notes. Dividend payments from DII Industries to us could also, under specific circumstances, be voided as illegal dividends, fraudulent transfers or conveyances to the extent that a court determines that DII Industries was insolvent at the time these dividend payments were made. Furthermore, during the DII Industries Chapter 11 proceeding, DII Industries likely will be unable to make any dividend or other payments to us. The occurrence of these events may severely limit our ability to meet our obligations for payment of principal and interest on the new notes.

  A COURT COULD DETERMINE THAT THE DISTRIBUTION OF HALLIBURTON ENERGY SERVICES STOCK TO HALLIBURTON WAS A FRAUDULENT TRANSFER UNDER STATE LAW OR FEDERAL BANKRUPTCY LAW WHICH WOULD IMPAIR OUR ABILITY TO MAKE PAYMENTS ON THE NEW NOTES.



     Just prior to the filing of Chapter 11 proceedings, Halliburton Energy Services, Inc. was a wholly owned subsidiary of DII Industries. As part of the plan of reorganization, prior to its Chapter 11 filing, DII Industries distributed all of the capital stock of Halliburton Energy Services to Halliburton. Halliburton then distributed all of its ownership interests in DII Industries to Halliburton Energy Services, after which DII Industries became a wholly owned subsidiary of Halliburton Energy Services.



     Although the requisite number of asbestos and silica claimants have approved the plan of reorganization, which includes the distribution of Halliburton Energy Services stock by DII Industries to Halliburton, another creditor of DII Industries could claim that the transfer of Halliburton Energy Services stock to Halliburton by DII Industries prior to the Chapter 11 filing constitutes a fraudulent transfer. If a court were to determine that the distribution of Halliburton Energy Services stock by DII Industries to Halliburton constituted a fraudulent transfer, then Halliburton Energy Services may be required to remain a subsidiary of DII Industries or we may be required to pay the creditors the lesser of the relevant value of (1) the avoided transfer (in this case the value of the Halliburton Energy Services stock) or obligation and (2) the amount necessary to satisfy the claims of the creditors. Due to bankruptcy rules which are applicable to DII Industries under the Chapter 11 proceedings and that limit or prohibit the payment of dividends or other distributions by DII Industries and its subsidiaries (including Halliburton Energy Services, if Halliburton Energy Services were to remain a subsidiary of DII Industries), we would effectively be prohibited from receiving funds from Halliburton Energy Services during any period of time in which DII Industries is in Chapter 11 proceedings. The occurrence of this event could severely limit our ability to meet our obligations for payment of principal and interest on the new notes and our other debt instruments.



     The successful prosecution of a claim by or on behalf of a debtor or its creditor under the applicable fraudulent transfer laws generally would require a determination that the debtor effected a transfer of an asset or incurred an obligation to an entity either:



     - with an actual intent to hinder, delay or defraud its existing or future creditors (a case of "actual fraud"); or



     - in exchange otherwise than for a "reasonably equivalent" value or a "fair consideration," and that the debtor:



       - was insolvent or rendered insolvent by reason of the transfer or incurrence;



       - was engaged or about to engage in a business or transaction for which its remaining assets would constitute unreasonably small capital; or



       - intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature (a case of "constructive fraud").



     In the case of either actual fraud or constructive fraud, the unsecured creditors affected thereby might be entitled to equitable relief against the transferee of the assets or the obligee of the incurred obligation in the form of a recovery of the lesser of (1) the relevant value of the avoided transfer or obligation or (2) the amount necessary to satisfy their claims.



     The measure of insolvency for purposes of a constructive-fraud action would depend on the fraudulent transfer law being applied. Generally, an entity would be considered insolvent if either, at the relevant time:



     - the sum of its debts and liabilities, including contingent liabilities, was greater than the value of its assets, at a fair valuation; or



     - the fair salable value of its assets was less than the amount required to pay the probable liability on its total existing debts and other liabilities, including contingent liabilities, as they become absolute and mature.

     The transactions of the debtors which could be subject to review and possible avoidance under the applicable fraudulent transfer law would be limited to those occurring within the relevant limitations period. In the case of fraudulent transfer actions under the U.S. Bankruptcy Code, that period would be the 12-month period ending on the petition date. The petition date for the Chapter 11 filing of DII Industries, Kellogg Brown & Root and our other affected subsidiaries is December 16, 2003. In the case of actions under a state fraudulent transfer law, the limitations period ranges from one year to six years or more after the questioned transfer or incurrence of an obligation is effected. Under most state laws, including the laws of Pennsylvania and Texas, the limitations period generally would be four years.



  CERTAIN OF OUR LETTERS OF CREDIT HAVE TRIGGERING EVENTS (SUCH AS THE FILING OF CHAPTER 11 PROCEEDINGS BY SOME OF OUR SUBSIDIARIES OR REDUCTIONS IN OUR CREDIT RATINGS) THAT WOULD ALLOW THE BANKS TO REQUIRE CASH COLLATERALIZATION OR ALLOW THE HOLDER TO DRAW UPON THE LETTER OF CREDIT.



     We entered into a master letter of credit facility in the fourth quarter of 2003 that is intended to replace any cash collateralization rights of issuers of substantially all our existing letters of credit during the pendency of the Chapter 11 proceedings of DII Industries and Kellogg Brown & Root and our other filing subsidiaries. The master letter of credit facility is now in effect and governs at least 90% of the face amount of our existing letters of credit. See "Description of Selected Settlement-Related Indebtedness."



     Under the master letter of credit facility, if any letters of credit that are covered by the facility are drawn on or before December 31, 2004, the facility will provide the cash needed for such draws, as well as for any collateral or reimbursement obligations, in respect thereof, with any such borrowings being converted into term loans. However, with respect to the letters of credit that are not subject to the master letter of credit facility, we could be subject to reimbursement and cash collateral obligations. In addition, if an order confirming our proposed plan of reorganization has not become final and non-appealable by December 31, 2004 and we are unable to negotiate a renewal or extension of the master letter of credit facility, the letters of credit that are now governed by that facility will be governed by the arrangements with the banks that existed prior to the effectiveness of the facility. In many cases, those pre-existing arrangements impose reimbursement and/or cash collateral obligations on us and/or our subsidiaries.



     Uncertainty may also hinder our ability to access new letters of credit in the future. This could impede our liquidity and/or our ability to conduct normal operations.


  A LOWERING OF OUR CREDIT RATINGS WOULD INCREASE OUR BORROWING COST AND MAY RESULT IN OUR INABILITY TO OBTAIN ADDITIONAL FINANCING ON REASONABLE TERMS, TERMS ACCEPTABLE TO US OR AT ALL.


     In December 2003, Standard & Poor's revised its credit watch listing for us from "negative" to "developing" in response to our announcement that DII Industries, Kellogg Brown & Root and other of our subsidiaries filed Chapter 11 proceedings to implement the proposed asbestos and silica settlement. In May 2004, Moody's Investors Services confirmed its ratings, but revised its outlook from "positive" to "stable." Investment grade ratings are BBB- or higher for Standard & Poor's and Baa3 or higher for Moody's. Our current ratings are one level above BBB- on Standard & Poor's and one level above Baa3 on Moody's.



     If our debt rating falls below investment grade, we will be required to provide additional collateral to secure our new master letter of credit facility and our new revolving credit facility. With respect to the outstanding letters of credit that are not subject to the new master letter of credit facility, we may be in technical breach of the bank agreements governing those letters of credit and we may be required to reimburse the bank for any draws or provide cash collateral to secure those letters of credit. In addition, if an order confirming our proposed plan of reorganization has not become final and nonappealable by December 31, 2004 and we are unable to negotiate a renewal or extension of the terms of the master letter of credit facility, advances under our master letter of credit facility will no longer be available and will no longer override the reimbursement, cash collateral or other agreements or arrangements relating to any of the letters of credit that existed prior to the effectiveness of the master letter of credit facility. In that event, we may be required to provide reimbursement for any draws or cash collateral to secure our or our subsidiaries' obligations under arrangements in place prior to our entering into the master letter of credit facility.

     In addition, our elective deferral compensation plan has a provision which states that if the Standard & Poor's credit rating falls below BBB, the amounts credited to participants' accounts will be paid to participants in a lump-sum within 45 days. At March 31, 2004, this amount was approximately $52.0 million.



     In the event our debt ratings are lowered by either agency, we may have to issue additional debt or equity securities or obtain additional credit facilities in order to meet our liquidity needs. We anticipate that any such new financing or credit facilities would not be on terms as attractive as those we have currently and that we would also be subject to increased costs of capital and interest rates. We also may be required to provide cash collateral to obtain surety bonds or letters of credit, which would reduce our available cash or require additional financing. Further, if we are unable to obtain financing for our proposed settlement on terms that are acceptable to us, we may be unable to complete the proposed settlement.


RISKS RELATING TO OUR PENDING SEC INVESTIGATION

  WE ARE SUBJECT TO AN SEC INVESTIGATION, WHICH COULD MATERIALLY AFFECT US.


     We are currently the subject of a formal investigation by the SEC, which we believe is focused on the accuracy, adequacy and timing of our disclosure of the change in our accounting practice for revenues associated with estimated cost overruns and unapproved claims for specific long-term engineering and construction projects. The resolution of this investigation could have a material adverse effect on us and result in:



     - the institution of administrative, civil or injunctive proceedings;



     - sanctions and the payment of fines and penalties; and



     - increased review and scrutiny of us by regulatory authorities, the media and others.



RISKS RELATING TO GEOPOLITICAL AND INTERNATIONAL EVENTS


  INTERNATIONAL AND POLITICAL EVENTS MAY ADVERSELY AFFECT OUR OPERATIONS.


     A significant portion of our revenue is derived from our non-U.S. operations, which exposes us to risks inherent in doing business in each of the more than 100 other countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our consolidated results of operations and consolidated financial condition.



     Our operations in more than 100 countries other than the United States accounted for approximately 76% of our consolidated revenues during the first quarter of 2004 and approximately 73% of our consolidated revenues during 2003. Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:


     - expropriation and nationalization of our assets in that country;

     - political and economic instability;

     - social unrest, acts of terrorism, force majeure, war or other armed conflict;

     - inflation;

     - currency fluctuations, devaluations and conversion restrictions;

     - confiscatory taxation or other adverse tax policies;

     - governmental activities that limit or disrupt markets, restrict payments or limit the movement of funds;

     - governmental activities that may result in the deprivation of contract rights; and


     - trade restrictions and economic embargoes imposed by the United States and other countries, including current restrictions on our ability to provide products and services to Iran, which is a significant producer of oil and gas.

     Due to the unsettled political conditions in many oil producing countries and countries in which we provide governmental logistical support, our revenues and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls and governmental actions. Countries where we operate that have significant amounts of political risk include: Argentina, Afghanistan, Algeria, Indonesia, Iran, Iraq, Nigeria, Russia and Venezuela. For example, continued economic unrest in Venezuela, as well as the social, economic and political climate in Nigeria, could affect our business and operations in these countries. In addition, military action or continued unrest in the Middle East could impact the demand and pricing for oil and gas, disrupt our operations in the region and elsewhere and increase our costs for security worldwide.


  MILITARY ACTION, OTHER ARMED CONFLICTS OR TERRORIST ATTACKS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.


     Military action in Iraq, increasing military tension involving North Korea, as well as the terrorist attacks of September 11, 2001 and subsequent terrorist attacks, threats of attacks and unrest, have caused instability in the world's financial and commercial markets and have significantly increased political and economic instability in some of the geographic areas in which we operate. Acts of terrorism and threats of armed conflicts in or around various areas in which we operate, such as the Middle East and Indonesia, could limit or disrupt markets and our operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts or the loss of personnel or assets.



     Such events may cause further disruption to financial and commercial markets and may generate greater political and economic instability in some of the geographic areas in which we operate. In addition, any possible reprisals as a consequence of the war with and ongoing military action in Iraq, such as acts of terrorism in the United States or elsewhere, could materially and adversely affect us in ways we cannot predict at this time.


RISKS RELATING TO OUR BUSINESS

  OUR BUSINESS DEPENDS ON THE LEVEL OF ACTIVITY IN THE OIL AND NATURAL GAS INDUSTRY, WHICH IS SIGNIFICANTLY AFFECTED BY VOLATILE OIL AND GAS PRICES.


     Demand for our services and products depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. A prolonged downturn in oil and gas prices could have a material adverse effect on our consolidated results of operations and consolidated financial condition.



     Demand for our products and services is particularly sensitive to the level of development, production and exploration activity of, and the corresponding capital spending by, oil and natural gas companies, including national oil companies. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of other factors that are beyond our control. Any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity, often reflected as changes in rig counts. Lower levels of activity result in a corresponding decline in the demand for our oil and natural gas well services and products that could have a material adverse effect on our revenues and profitability. Factors affecting the prices of oil and natural gas include:


     - governmental regulations;

     - global weather conditions;

     - worldwide political, military and economic conditions, including the ability of OPEC to set and maintain production levels and prices for oil;

     - the level of oil production by non-OPEC countries;

     - the policies of governments regarding the exploration for and production and development of their oil and natural gas reserves;

     - the cost of producing and delivering oil and gas; and

     - the level of demand for oil and natural gas, especially demand for natural gas in the United States.

     Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future.

     Spending on exploration and production activities and capital expenditures for refining and distribution facilities by large oil and gas companies have a significant impact on the activity levels of our businesses.

  OUR GOVERNMENT CONTRACTS WORK HAS BEEN THE FOCUS OF ALLEGATIONS AND INQUIRIES, AND THERE CAN BE NO ASSURANCE THAT ADDITIONAL ALLEGATIONS AND INQUIRIES WILL NOT BE MADE OR THAT OUR GOVERNMENT CONTRACT BUSINESS MAY NOT BE ADVERSELY AFFECTED.


     We provide substantial work under our government contracts business to the United States Department of Defense and other governmental agencies, including worldwide United States Army logistics contracts, known as LogCAP, and contracts to rebuild Iraq's petroleum industry, known as RIO. Our government services revenue related to Iraq totaled approximately $2.1 billion in the first quarter of 2004 and approximately $3.6 billion in 2003. Our units operating in Iraq and elsewhere under government contracts such as LogCAP and RIO consistently review the amounts charged and the services performed under these contracts. Our operations under these contracts are also regularly reviewed and audited by the Defense Contract Audit Agency (DCAA) and other governmental agencies. When issues are found during the governmental agency audit process, these issues are typically discussed and reviewed with us in order to reach a resolution.



     The results of a preliminary audit by the DCAA in December 2003 alleged that we may have overcharged the Department of Defense by $61 million in importing fuel into Iraq. After a review, the Army Corps of Engineers, which is our client and oversees the project, concluded that we obtained a fair price for the fuel. However, Department of Defense officials thereafter referred the matter to the agency's inspector general, which we understand has commenced an investigation. We have been advised by the Criminal Division of the United States Department of Justice that it may also investigate this matter. If criminal wrongdoing is found, criminal penalties could range up to the greater of $500,000 in fines per count for a corporation, or twice the gross pecuniary gain or loss. We have had inquiries in the past by the DCAA and the civil fraud division of the United States Department of Justice into possible overcharges for work performed during 1996 through 2000 under a contract in the Balkans, which inquiry has not yet been completed by the Department of Justice. Based on an internal investigation, we credited our customer approximately $2 million during 2000 and 2001 related to our work in the Balkans as a result of billings for which support was not readily available. We believe that the preliminary Department of Justice inquiry relates to potential overcharges in connection with a part of the Balkans contract under which approximately $100 million in work was done. The Department of Justice has not alleged any overcharges, and we believe that any allegation of overcharges would be without merit.



     On January 22, 2004, we announced the identification by our internal audit function of a potential overbilling of approximately $6 million by one of our subcontractors under the LogCAP contract in Iraq for services performed during 2003. In accordance with our policy and government regulation, the potential overcharge was reported to the Department of Defense Inspector General's office as well as to our customer, the Army Materiel Command. On January 23, 2004, we issued a check in the amount of $6 million to the Army Materiel Command to cover that potential overbilling while we conduct our own investigation into the matter. Later in the first quarter of 2004, we determined the subcontractor billing should have been $2 million for the services provided. We are continuing to investigate whether third-party subcontractors paid, or attempted to pay, one or two of our former employees in connection with the billing.



     During 2003, the DCAA raised issues relating to our invoicing to the Army Materiel Command for food services for soldiers and supporting civilian personnel in Iraq and Kuwait. We believe these issues raised by the DCAA are issues of contractual interpretation and not issues that relate to our internal controls over financial reporting. In 2003, we took two actions in response to the issues raised by the DCAA. First, we temporarily credited $36 million to the Department of Defense until Halliburton, the DCAA, and the Army

Materiel Command could agree on a process to be used for invoicing for food services. Second, we did not submit $141 million of additional food services invoices pending an internal review regarding the number of meals ordered by the Army Materiel Command and the number of soldiers actually served at dining facilities for United States troops and supporting civilian personnel in Iraq and Kuwait. The $141 million amount was our "order of magnitude" estimate of the remaining amounts (in addition to the $36 million we already temporarily credited) being questioned by the DCAA. In the first quarter of 2004, our internal procurement team completed an analysis of all our dining facilities and administration centers (DFACs) in our Iraq and Kuwait areas of operation. Based upon the results of our analysis we billed the United States government for the $141 million in invoices for food services we voluntarily withheld, we continue to bill for all current DFAC costs and we are paying subcontractor invoices. During the second quarter of 2004, we received notice from the DCAA that they are recommending withholding a portion of all DFAC billings. The amount to be withheld totaled approximately $172 million at May 31, 2004. They may continue to recommend withholding a portion of payments on future DFAC billings.



     During the first quarter of 2004, the Army Materiel Command issued a mandate that could cause it to withhold 15% from all our invoices paid after March 31, 2004 until our task orders under the LogCAP III contract are definitized. The Army Materiel Command has now extended this period to June 15, 2004. We do not believe the potential 15% withholding will have a significant or sustained impact on our liquidity because the withholding is temporary and ends once the definitization process is complete. During the second quarter of 2004, the Army Corps of Engineers have withheld $17 million of our invoices related to a portion of our RIO contract until we provide a revised estimate of the total costs related to certain task orders in order to complete the definitization process. Similar amounts may be withheld on future invoices.



     All of these matters are still under review by the applicable government agencies. Additional review and allegations are possible, and the dollar amounts at issue could change significantly. We could also be subject to future DCAA inquiries for other services we provide in Iraq under the current LogCAP contract or the RIO contract. For example, as a result of an increase in the level of work performed in Iraq or the DCAA's review of additional aspects of our services performed in Iraq, it is possible that we may, or may be required to, withhold additional invoicing or make refunds to our customer, some of which could be substantial, until these matters are resolved. This could materially and adversely affect our liquidity.



     To the extent we or our subcontractors make mistakes in our government contract operations, even if unintentional, insignificant or subsequently self-reported to the applicable government agency, we will likely be subject to intense scrutiny. Some of this scrutiny is a result of the Vice President of the United States being a former chief executive officer of Halliburton. This scrutiny has recently centered on our government contracts work, especially in Iraq and the Middle East. In part because of the heightened level of scrutiny under which we operate, audit issues between us and government auditors like the DCAA or the inspector general of the Department of Defense may arise and are more likely to become public. We could be asked to reimburse payments made to us that are determined to be in excess of those allowed by the applicable contract, or we could agree to delay billing for an indefinite period of time for work we have performed until any billing and cost issues are resolved. Our ability to secure future government contracts business or renewals of current government contracts business in the Middle East or elsewhere could be materially and adversely affected. In addition, we may be required to expend a significant amount of resources explaining and/or defending actions we have taken under our government contracts.



  THE BARRACUDA-CARATINGA PROJECT IS CURRENTLY BEHIND SCHEDULE, HAS SUBSTANTIAL COST OVERRUNS AND MAY RESULT EITHER IN DAMAGES PAYABLE BY US OR OUR INABILITY TO RECOVER OUR COSTS ASSOCIATED WITH THE PROJECT.



     In June 2000, Kellogg Brown & Root entered into a contract with Barracuda & Caratinga Leasing Company B.V., the project owner, to develop the Barracuda and Caratinga crude oilfields, which are located off the coast of Brazil. The construction manager and project owner's representative is Petrobras, the Brazilian national oil company. When completed, the project will consist of two converted supertankers, Barracuda and Caratinga, which will be used as floating production, storage, and offloading units, commonly referred to as FPSOs, 32 hydrocarbon production wells, 22 water injection wells, and all subsea flow lines, umbilicals and risers necessary to connect the underwater wells to the FPSOs. The original completion date for the Barracuda vessel was December 2003, and the original completion date for the Caratinga vessel was April 2004. The project is significantly behind the original schedule, due in large part to change orders from the project owner, and is in a financial loss position. We expect that the Barracuda vessel will likely be completed in April 2005, and the Caratinga vessel will likely be completed in June 2005. However, there can be no assurance that further delays will not occur.



          Our performance under the contract is secured by:



        - performance letters of credit, which together have an available credit of approximately $272 million as of March 31, 2004 and which will continue to be adjusted to represent approximately 10% of the contract amount, as amended to date by change orders;



        - retainage letters of credit, which together have available credit of approximately $167 million as of March 31, 2004 and which will increase in order to continue to represent 10% of the cumulative cash amounts paid to us; and



        - a guarantee of Kellogg Brown & Root's performance under the agreement by Halliburton in favor of the project owner.



          As of March 31, 2004:



        - the project was approximately 86% complete;



        - we have recorded an inception-to-date pretax loss of $452 million related to the project, of which $97 million was recorded in the first quarter of 2004 based on the April 2004 agreement in principle (described below), including an estimate for increases in projected costs for the project; $238 million was recorded in 2003 ($55 million during the first quarter of 2003); and $117 million was recorded in 2002; and



        - the probable unapproved claims included in determining the loss were reduced from $114 million at December 31, 2003 to zero based upon the April 2004 agreement in principle.



          April 2004 Agreement in Principle. In early April 2004, Kellogg Brown & Root and Petrobras, on behalf of the project owner, entered into a non-binding agreement in principle. The April 2004 agreement in principle is the basis for settlement of the various claims between the parties and would amend existing agreements. Implementation of the agreement in principle requires final approval of the Board of Directors of Petrobras and Halliburton, the project lenders, and the bankruptcy court. Discussions among all parties, including the project lenders, are underway. The April 2004 agreement in principle provides for:



        - the release of all claims of all parties that arise prior to the effective date of a final definitive agreement;



        - the payment to us of $79 million as a result of change orders;



        - payment by Petrobras of any value added taxes on the project, except for $8 million which has been paid by us;



        - the assumption by Petrobras of certain work under the original contract;



        - the repayment on December 7, 2004 by Kellogg Brown & Root of a portion of $300 million of advance payments; and



        - the revision of project completion dates and other milestone dates.



          While negotiations are proceeding to reach a final agreement based on the provisions of the April 2004 agreement in principle, there can be no guarantee that such an agreement will be achieved.



          In the event that we were determined to be in default under the contract, and if the project was not completed by us as a result of such default (i.e., our services are terminated as a result of such default), the project owner may seek direct damages. Those damages could include completion costs in excess of the contract price and interest on borrowed funds, but would exclude consequential damages. The total damages could be up to $500 million. A termination of the contract by the project owner could have a material adverse effect on our financial condition and results of operations.



          November 2003 Agreements. If the April 2004 agreement in principle between us and Petrobras is not implemented, we would remain subject to the November 2003 agreements which provide that the project owner agreed to:



        - pay $69 million to settle a portion of our claims, thereby reducing the amount of probable unapproved claims to $114 million; and



        - extend the original project completion dates and other milestone dates, reducing our exposure to liquidated damages.



          In addition, we would remain subject to the following risks:



             Unapproved Claims. We have asserted claims for compensation substantially in excess of the $114 million of probable unapproved claims, as well as claims for additional time to complete the project before liquidated damages become applicable. The project owner and Petrobras have asserted claims against us that are in addition to the project owner's potential claims for liquidated damages. In the November 2003 agreements, the parties have agreed to arbitrate these remaining disputed claims. In addition, we have agreed to cap our financial recovery to a maximum of $375 million, and the project owner and Petrobras have agreed to cap their recovery to a maximum of $380 million plus liquidated damages.



             Liquidated Damages. The original completion date for the Barracuda vessel was December 2003, and the original completion date for the Caratinga vessel was April 2004. We expect that the Barracuda vessel will likely be completed in April 2005, and the Caratinga vessel will likely be completed in June 2005. However, there can be no assurance that further delays will not occur. In the event that any portion of the delay is determined to be attributable to us and any phase of the project is completed after the milestone dates specified in the contract, we could be required to pay liquidated damages. These damages were initially calculated on an escalating basis rising ultimately to approximately $1 million per day of delay caused by us, subject to a total cap on liquidated damages of 10% of the final contract amount, yielding a cap of approximately $272 million as of March 31, 2004.



             Under the November 2003 agreements, the project owner granted an extension of time to the original completion dates and other milestone dates that average approximately 12 months. In addition, the project owner agreed to delay any attempt to assess the original liquidated damages against us for project delays beyond 12 months and up to 18 months and delay any drawing of letters of credit with respect to such liquidated damages until the earliest of December 7, 2004, the completion of any arbitration proceedings or the resolution of all claims between the project owner and us. Although the November 2003 agreements do not delay the drawing of letters of credit for liquidated damages for delays beyond 18 months, our master letter of credit facility will provide funding for any such draw while it is in effect. The November 2003 agreements also provide for a separate liquidated damages calculation of $450,000 per day for each of the Barracuda and the Caratinga vessels if delayed beyond 18 months from the original schedule. That amount is subject to the total cap on liquidated damages of 10% of the final contract amount. Based upon the November 2003 agreements and our most recent estimates of project completion dates, which are April 2005 for the Barracuda vessel and June 2005 for the Caratinga vessel, we estimate that if we were to be completely unsuccessful in our claims for additional time, we would be obligated to pay approximately $90 million in liquidated damages. We have not accrued for this exposure because we consider the imposition of such liquidated damages to be unlikely.



             Value Added Taxes. On December 16, 2003, the State of Rio de Janeiro issued a decree recognizing that Petrobras is entitled to a credit for the value added taxes paid on the project. The decree also provided that value added taxes that may have become due on the project, but which had not yet been paid could be paid in January 2004 without penalty or interest. In response to the decree, Petrobras agreed to:



             - directly pay the value added taxes due on all imports on the project (including Petrobras' January 2004 payment of approximately $150 million); and



             - reimburse us for value added taxes paid on local purchases, of which approximately $100 million will become due during 2004.



             Since the credit to Petrobras for these value added taxes is on a delayed basis, the issue of whether we must bear the cost of money for the period from payment by Petrobras until receipt of the credit has not been determined.



             The validity of the December 2003 decree has now been challenged in court in Brazil. Our legal advisers in Brazil believe that the decree will be upheld. If it is overturned or rescinded, or the Petrobras credits are lost for any other reason not due to Petrobras, the issue of who must ultimately bear the cost of the value added taxes will have to be determined based upon the law prior to the December 2003 decree. We believe that the value added taxes are reimbursable under the contract and prior law, but, until the December 2003 decree was issued, Petrobras and the project owner had been contesting the reimbursability of up to $227 million of value added taxes. There can be no assurance that we will not be required to pay all or a portion of these value added taxes. In addition, penalties and interest of $40 million to $100 million could be due if the December 2003 decree is invalidated. We have not accrued any amounts for these taxes, penalties, or interest.



     Cash Flow Considerations. The project owner has procured project finance funding obligations from various lenders to finance the payments due to us under the contract. In addition, the project financing includes borrowing capacity in excess of the original contract amount.



     Under the loan documents, the availability date for loan draws expired December 1, 2003 and, therefore, the project owner drew down all remaining available funds on that date. As a condition to the draw-down of the remaining funds, the project owner was required to escrow the funds for the exclusive use of paying project costs. The availability of the escrowed funds can be suspended by the lenders if applicable conditions are not met. With limited exceptions, these funds may not be paid to Petrobras or its subsidiary, which is funding the drilling costs of the project, until all amounts due to us, including amounts due for the change orders as agreed in the April 2004 agreement in principle, are liquidated and paid. While this potentially reduces the risk that the funds would not be available for payment to us, we are not party to the arrangement between the lenders and the project owner and can give no assurance that there will be adequate funding to cover current or future claims and change orders.



     We have now begun to fund operating cash shortfalls on the project and are obligated to fund total shortages over the remaining project life in an amount we currently estimate to be approximately $452 million, approximately $272 million of which will be paid in the remainder of 2004. That funding level assumes that, pursuant to amended project agreements implementing the April 2004 agreement in principle, neither we nor the project owner recover additional claims against the other.



  A JOINT VENTURE IN WHICH A HALLIBURTON UNIT PARTICIPATES IS UNDER INVESTIGATION AS A RESULT OF PAYMENTS MADE IN CONNECTION WITH A LIQUEFIED NATURAL GAS PROJECT IN NIGERIA.



     A French magistrate is investigating whether illegal payments were made in connection with the construction and subsequent expansion of a multibillion dollar gas liquefaction complex and related facilities at Bonny Island, in Rivers State, Nigeria. Recently, it has been reported in the French press that the magistrate has officially placed an agent of TSKJ under investigation for corruption of a foreign public official. We have received no formal notification, and do not possess enough facts to speculate whether an indictment of the agent will follow. More recently, French and American newspapers have reported allegations that portions of the agent commissions paid in connection with the Nigerian project were paid to one or more former employees of Kellogg Brown & Root, including a former Chairman of Kellogg Brown &

Root. We are currently unaware of the basis of these allegations. TSKJ and other similarly owned entities have entered into various contracts to build and expand the liquefied natural gas project for Nigeria LNG Limited, which is owned by the Nigerian National Petroleum Corporation, Shell Gas B.V., Cleag Limited (an affiliate of Total), and Agip International B.V. TSKJ is a private limited liability company registered in Madeira, Portugal whose members are Technip SA of France, Snamprogetti Netherlands B.V., which is an affiliate of ENI SpA of Italy, JGC Corporation of Japan, and Kellogg Brown & Root, each of which owns 25% of the venture. The United States Department of Justice and the SEC have met with Halliburton to discuss this matter and have asked Halliburton for cooperation and access to information in reviewing this matter in light of the requirements of the United States Foreign Corrupt Practices Act. Halliburton has engaged outside counsel to investigate any allegations and is cooperating with the United States government's inquiries and will make its employees available for testimony. As of March 31, 2004, we had not accrued any amounts related to this investigation. Halliburton's own internal investigation of these matters is ongoing.



  WE MAY PURSUE ACQUISITIONS, DISPOSITIONS, INVESTMENTS AND JOINT VENTURES, WHICH COULD AFFECT OUR RESULTS OF OPERATIONS.



     We may actively seek opportunities to maximize efficiency and value through various transactions, including purchases or sales of assets, businesses, investments or contractual arrangements or joint ventures. These transactions would be intended to result in the realization of savings, the creation of efficiencies, the generation of cash or income or the reduction of risk. Acquisition transactions may be financed by additional borrowings or by the issuance of our common stock. These transactions may also affect our consolidated results of operations.



     These transactions also involve risks and we cannot assure you that:



     - any acquisitions would result in an increase in income;



     - any acquisitions would be successfully integrated into our operations;



     - any disposition would not result in decreased earnings, revenue or cash flow;



     - any dispositions, investments, acquisitions or integrations would not divert management resources; or



     - any dispositions, investments, acquisitions or integrations would not have a material adverse effect on our results of operations or financial condition.



     We conduct some operations through joint ventures, where control may be shared with unaffiliated third parties. As with any joint venture arrangement, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major issues. We also cannot control the actions of our joint venture partners, including any nonperformance, default or bankruptcy of our joint venture partners. These factors could potentially materially and adversely affect the business and operations of the joint venture and, in turn, our business and operations.


  A SIGNIFICANT PORTION OF OUR ENGINEERING AND CONSTRUCTION PROJECTS IS ON A FIXED-PRICE BASIS, SUBJECTING US TO THE RISKS ASSOCIATED WITH COST OVER-RUNS AND OPERATING COST INFLATION.


     We contract to provide services either on a time-and-materials basis or on a fixed-price basis, with fixed-price (or lump sum) contracts accounting for approximately 10% of KBR's revenues for the first quarter of 2004 and approximately 24% for the year ended December 31, 2003. We bear the risk of cost overruns, operating cost inflation, labor availability and productivity and supplier and subcontractor pricing and performance in connection with projects covered by fixed-price contracts. Our failure to estimate accurately the resources and time required for a fixed-price project, or our failure to complete our contractual obligations within the time frame and costs committed, could have a material adverse effect on our business, results of operations and financial condition.

  CHANGES IN GOVERNMENTAL SPENDING AND CAPITAL SPENDING BY OUR CUSTOMERS MAY ADVERSELY AFFECT US.


     Our business is directly affected by changes in governmental spending and capital expenditures by our customers. Some of the changes that may materially and adversely affect us include:



     - a decrease in the magnitude of governmental spending and outsourcing for military and logistical support of the type that we provide. For example, the current level of government services being provided in the Middle East may not continue for an extended period of time;



     - an increase in the magnitude of governmental spending and outsourcing for military and logistical support, which can materially and adversely affect our liquidity needs as a result of additional or continued working capital requirements to support this work;



     - a decrease in capital spending by governments for infrastructure projects of the type that we undertake;



     - the consolidation of our customers, which has (1) caused customers to reduce their capital spending, which has in turn reduced the demand for our services and products, and (2) resulted in customer personnel changes, which in turn affects the timing of contract negotiations and settlements of claims and claim negotiations with engineering and construction customers on cost variances and change orders on major projects;



     - adverse developments in the businesses and operations of our customers in the oil and gas industry, including write-downs of reserves and reductions in capital spending for exploration, development, production, processing, refining, and pipeline delivery networks; and



     - ability of our customers to timely pay the amounts due us.



  THE LOSS OF ONE OR MORE SIGNIFICANT CUSTOMERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OUR CONSOLIDATED RESULTS OF OPERATIONS.



     Both of our Energy Services Group and KBR depend on a limited number of significant customers. While, except for the United States Government, none of these customers represented more than 10% of consolidated revenues in any recent period, the loss of one or more significant customers could have a material adverse effect on our business and our consolidated results of operations.


  WE ARE SUSCEPTIBLE TO ADVERSE WEATHER CONDITIONS IN OUR REGIONS OF OPERATIONS.


     Our businesses could be materially and adversely affected by severe weather, particularly in the Gulf of Mexico where we have significant operations. Repercussions of severe weather conditions may include:


     - evacuation of personnel and curtailment of services;


     - weather-related damage to offshore drilling rigs resulting in suspension of operations;



     - weather-related damage to our facilities;


     - inability to deliver materials to jobsites in accordance with contract schedules; and

     - loss of productivity.

     Because demand for natural gas in the United States drives a disproportionate amount of our Energy Services Group's United States business, warmer than normal winters in the United States are detrimental to the demand for our services to gas producers.


  WE ARE RESPONDING TO AN INQUIRY FROM THE OFFICE OF FOREIGN ASSETS CONTROL REGARDING ONE OF OUR NON-UNITED STATES SUBSIDIARIES' OPERATIONS IN IRAN.



     We have a Cayman Islands subsidiary with operations in Iran, and other European subsidiaries that manufacture goods destined for Iran and/or render services in Iran. The United States imposes trade restrictions and economic embargoes that prohibit United States incorporated entities and United States citizens and residents from engaging in commercial, financial or trade transactions with some foreign countries, including Iran, unless authorized by the Office of Foreign Assets Control (OFAC), of the United States Treasury Department or exempted by statute.



     We received and responded to an inquiry in mid-2001 from OFAC with respect to the operations in Iran by a Halliburton subsidiary that is incorporated in the Cayman Islands. The OFAC inquiry requested information with respect to compliance with the Iranian Transaction Regulations. Our 2001 written response to OFAC stated that we believed that we were in full compliance with applicable sanction regulations. In January 2004, we received a follow-up letter from OFAC requesting additional information. We responded fully to this request on March 19, 2004, and have not received any further questions to date. As of March 31, 2004, we had not accrued any amounts related to this investigation.



     Separate from the OFAC inquiry, we completed a study in 2003 of our activities in Iran during 2002 and 2003 and concluded that these activities were in full compliance with applicable sanction regulations. These sanction regulations require isolation of entities that conduct activities in Iran from contact with United States citizens or managers of United States companies.



     We have been asked to and could be required to respond to other questions and inquiries about operations in countries with trade restrictions and economic embargoes.


  WE ARE SUBJECT TO TAXATION IN MANY JURISDICTIONS AND THERE ARE INHERENT UNCERTAINTIES IN THE FINAL DETERMINATION OF OUR TAX LIABILITIES.

     We have operations in more than 100 countries other than the United States and as a result are subject to taxation in many jurisdictions. Therefore, the final determination of our tax liabilities involves the interpretation of the statutes and requirements of taxing authorities worldwide. Foreign income tax returns of foreign subsidiaries, unconsolidated affiliates and related entities are routinely examined by foreign tax authorities. These tax examinations may result in assessments of additional taxes or penalties or both. Additionally, new taxes, such as the proposed excise tax in the United States targeted at heavy equipment of the type we own and use in our operations, could negatively affect our results of operations.

  WE ARE SUBJECT TO SIGNIFICANT FOREIGN EXCHANGE AND CURRENCY RISKS THAT COULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO REINVEST EARNINGS FROM OPERATIONS.

     A sizable portion of our consolidated revenues and consolidated operating expenses are in foreign currencies. As a result, we are subject to significant risks, including:

     - foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls such as those experienced in Argentina in late 2001 and early 2002; and

     - limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.


     We conduct business in countries that have non-traded or "soft" currencies which, because of their restricted or limited trading markets, may be more difficult to exchange for "hard" currency. We may accumulate cash in soft currencies and we may be limited in our ability to convert our profits into United States dollars or to repatriate the profits from those countries.


  OUR ABILITY TO LIMIT OUR FOREIGN EXCHANGE RISK THROUGH HEDGING TRANSACTIONS MAY BE LIMITED.

     We selectively use hedging transactions to limit our exposure to risks from doing business in foreign currencies. For those currencies that are not readily convertible, our ability to hedge our exposure is limited because financial hedge instruments for those currencies are nonexistent or limited. Our ability to hedge is also limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient.

     In addition, the value of the derivative instruments could be impacted by:


     - adverse movements in foreign exchange rates;

     - interest rates;

     - commodity prices; or

     - the value and time period of the derivative being different than the exposures or cash flows being hedged.

  WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL REQUIREMENTS THAT IMPOSE ON US OBLIGATIONS OR RESULT IN OUR INCURRING LIABILITIES THAT WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS OR FOR WHICH OUR FAILURE TO COMPLY COULD ADVERSELY AFFECT US.


     Our businesses are subject to a variety of environmental laws, rules and regulations in the United States and other countries, including those covering hazardous materials and requiring emission performance standards for facilities. For example, our well service operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. We also use radioactive and explosive materials in certain of our operations. Environmental requirements include, for example, those concerning:


     - the containment and disposal of hazardous substances, oilfield waste and other waste materials;


     - the importation and use of radioactive materials;


     - the use of underground storage tanks; and

     - the use of underground injection wells.


     Environmental and other similar requirements generally are becoming increasingly strict. Sanctions for failure to comply with these requirements, many of which may be applied retroactively, may include:


     - administrative, civil and criminal penalties;


     - revocation of permits to conduct business; and


     - corrective action orders, including orders to investigate and/or clean up contamination.


     Failure on our part to comply with applicable environmental requirements could have a material adverse effect on our consolidated financial condition. We are also exposed to costs arising from environmental compliance, including compliance with changes in or expansion of environmental requirements, such as the potential regulation in the United States of our Energy Services Group's hydraulic fracturing services and products as underground injection, which could have a material adverse effect on our business, financial condition, operating results or cash flows.


     We are exposed to claims under environmental requirements and from time to time such claims have been made against us. In the United States, environmental requirements and regulations typically impose strict liability. Strict liability means that in some situations we could be exposed to liability for cleanup costs, natural resource damages and other damages as a result of our conduct that was lawful at the time it occurred or the conduct of prior operators or other third parties. Liability for damages arising as a result of environmental laws could be substantial and could have a material adverse effect on our consolidated results of operations.


     Changes in environmental requirements may negatively impact demand for our services. For example, oil and natural gas exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns). Such a decline, in turn, could have a material adverse effect on us.

  WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.


     We rely on a variety of intellectual property rights that we use in our products and services. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented or challenged. In addition, the laws of some foreign countries in which our products and services may be sold do not protect intellectual property rights to the same extent as the laws of the United States. Our failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could materially and adversely affect our competitive position.



  IF WE DO NOT DEVELOP NEW COMPETITIVE TECHNOLOGIES AND PRODUCTS OR IF OUR PROPRIETARY TECHNOLOGIES, EQUIPMENT, FACILITIES OR WORK PROCESSES BECOME OBSOLETE, OR IF WE HAVE PROBLEMS IMPLEMENTING NEW TECHNOLOGY, OUR BUSINESS AND REVENUES MAY BE ADVERSELY AFFECTED.



     The market for our products and services is characterized by continual technological developments to provide better and more reliable performance and services. If we are not able to design, develop and produce commercially competitive products and to implement commercially competitive services in a timely manner in response to changes in technology, our business and revenues could be materially and adversely affected and the value of our intellectual property may be reduced. Likewise, if our proprietary technologies, equipment and facilities or work processes become obsolete, we may no longer be competitive and our business and revenues could be materially and adversely affected.



  WE MAY BE UNABLE TO EMPLOY A SUFFICIENT NUMBER OF TECHNICAL PERSONNEL.


     Many of the services that we provide and the products that we sell are complex and highly engineered and often must perform or be performed in harsh conditions. We believe that our success depends upon our ability to employ and retain technical personnel with the ability to design, utilize and enhance these products and services. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay or both. If either of these events were to occur, our cost structure could increase, our margins could decrease and our growth potential could be impaired.

RISKS RELATING TO THE EXCHANGE OFFER

  IF YOU FAIL TO EXCHANGE YOUR OUTSTANDING NOTES, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT AND THE MARKET VALUE OF YOUR OUTSTANDING NOTES MAY BE ADVERSELY AFFECTED BECAUSE THEY MAY BE MORE DIFFICULT TO SELL.

     If you do not exchange your outstanding notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

     Tenders of outstanding notes under the exchange offer will reduce the aggregate principal amount of the unregistered notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold following completion of the exchange offer due to a reduction in liquidity.

RISKS RELATING TO THE NEW NOTES

  OUR FINANCIAL CONDITION IS DEPENDENT ON THE EARNINGS OF OUR SUBSIDIARIES.

     We are a holding company and our assets consist primarily of direct and indirect ownership interests in, and our business is conducted substantially through, our subsidiaries. Consequently, our ability to repay our debt, including the new notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends, repayment of intercompany notes or other payments. The ability of our subsidiaries to pay dividends, repay intercompany debt or make other advances to us is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing our subsidiaries. Our foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us, and other limits. If we do not receive such funds from our subsidiaries, our financial condition would be materially adversely affected.

  YOU WILL HAVE NO RECOURSE AGAINST OUR SUBSIDIARIES IN THE EVENT OF A DEFAULT ON THE NEW NOTES.

     As a holding company, we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. See "-- Our financial condition is dependent on the earnings of our subsidiaries" above. We are a legal entity separate and distinct from our subsidiaries, and holders of the new notes will be able to look only to us for payments on the new notes. In addition, our right to receive assets of any subsidiaries upon their liquidation or reorganization, and the rights of the holders of the new notes to share in those assets, would be subject to the satisfaction of claims of the subsidiaries' creditors. Consequently, the new notes will be subordinate to all liabilities, including their guarantees of our other indebtedness and their trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Borrowings under the credit facilities we entered into in connection with our proposed settlement are guaranteed by some of our subsidiaries. See "Description of Selected Settlement-Related Indebtedness."

  THE NEW NOTES WILL BE EFFECTIVELY JUNIOR TO ALL SECURED INDEBTEDNESS UNLESS THEY ARE ENTITLED TO BE EQUALLY AND RATABLY SECURED.


     The new notes will be our unsecured obligations and will rank equally with all our other unsecured indebtedness. However, the new notes are structurally subordinated to indebtedness of our subsidiaries and effectively subordinated to our secured debt to the extent of the value of the assets securing such debt. As of the date of this prospectus, we have no outstanding advances under our new master letter of credit facility and our new revolving credit facility and no other outstanding secured indebtedness. Under our new master letter of credit facility and our new revolving credit facility, the lenders have limited the amount of indebtedness we can issue after October 31, 2003 that would be equally and ratably secured with indebtedness under the master letter of credit facility and the revolving credit facility to $950.0 million. This amount has been reduced to $450.0 million as a result of our issuance of $500.0 million aggregate principal amount of the outstanding notes on January 26, 2004. In the fourth quarter of 2003, we entered into (1) a delayed-draw term facility that would currently provide for draws of up to $500.0 million to be available for cash funding of the trusts for the benefit of asbestos and silica claimants, if required conditions are met; (2) a master letter of credit facility intended to ensure that existing letters of credit supporting our contracts remain in place during the Chapter 11 filing; and (3) a $700.0 million three-year revolving credit facility for general working capital purposes. Although the master letter of credit facility and the $700.0 million revolving credit facility are now effective, there are a number of conditions that must be met before the delayed-draw term facility will become effective and available for our use, including bankruptcy court approval and federal district court confirmation of the plan of reorganization, which we do not expect to occur before expiration of this facility on June 30, 2004. See "Description of Selected Settlement-Related Indebtedness." The indenture governing the new notes permits us to incur an amount of Secured Debt (as defined in the new notes) up to 5% of our consolidated net tangible assets before the new notes will be entitled to equal and ratable security and the new notes are effectively junior to any secured indebtedness until the new notes are entitled to be equally and ratably secured. In addition, certain of our notes, including the outstanding notes, our 8.75% notes due 2021, our 3 1/8% convertible senior notes due 2023, our medium-term notes, our 7.6% debentures due 2096, our senior notes due 2005 and our 5 1/2% senior notes due 2010 will, and certain new issuances may, be entitled to be secured on the same basis as the new notes.


     In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the new notes will be entitled to be paid in full from our assets before any payment may be made with respect to the new notes. Holders of the new notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the new notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less, ratably, than holders of secured indebtedness.

  BECAUSE WE ARE A HOLDING COMPANY, THE NEW NOTES WILL BE STRUCTURALLY SUBORDINATED TO ALL OF THE INDEBTEDNESS OF OUR SUBSIDIARIES.


     The new notes are a general unsecured obligation of Halliburton. We are a holding company and our assets consist primarily of direct and indirect ownership interests in, and our business is conducted substantially through, our subsidiaries. As a consequence, any of our indebtedness, including the new notes, are structurally subordinated to all of the indebtedness of our subsidiaries. In addition, because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the new notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. At March 31, 2004, the aggregate indebtedness of our subsidiaries was approximately $119.0 million, and other liabilities of our subsidiaries, including trade payables, accrued compensation, advanced billings, income taxes payable and other liabilities (other than asbestos and intercompany liabilities) were approximately $5.5 billion, and accrued asbestos and silica liabilities were approximately $4.3 billion. In addition, while the new notes will not be guaranteed by any of our subsidiaries, borrowings under the letter of credit facility and revolving credit facility described under "Description of Selected Settlement-Related Indebtedness" will be guaranteed by some of our subsidiaries. We also have joint ventures and subsidiaries in which we own less than 100% of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other shareholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the new notes. Accordingly, the new notes are effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries.


  WE MAY INCUR ADDITIONAL INDEBTEDNESS RANKING EQUAL TO THE NEW NOTES.

     If we incur any additional debt that ranks equally with the new notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.

  WE WILL BE ABLE TO INCUR MORE INDEBTEDNESS AND THE RISKS ASSOCIATED WITH OUR LEVERAGE, INCLUDING OUR ABILITY TO SERVICE OUR INDEBTEDNESS, WILL INCREASE AS WE INCUR ADDITIONAL INDEBTEDNESS.


     As of March 31, 2004, we had approximately $3.966 billion of indebtedness, representing a total debt to capitalization ratio of 62%. We may need to incur or issue additional indebtedness to finance the remaining cash portion of our proposed settlement. Further, the indenture that governs the outstanding notes and the new notes does not restrict us from issuing additional indebtedness. If our level of debt becomes substantial, the risks associated with our leverage could have important consequences to you, including the following:


     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

     - we would be obligated to use a substantial portion of our cash flow from operations to pay interest and principal on the new notes and other indebtedness, which will reduce the funds available to us for other purposes such as potential acquisitions and capital expenditures;

     - we could potentially have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

     - we would be more vulnerable to general economic downturns and adverse developments in our business.

     We expect to obtain money to pay our expenses and to pay the principal and interest on the new notes and other debt from cash flow from distributions from our subsidiaries. Our ability to meet our expenses depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. The failure to generate sufficient cash flow could significantly adversely affect the value of the new notes.

  THERE IS NO TRADING MARKET FOR THE NEW NOTES AND THERE MAY NEVER BE ONE.

     The new notes are new securities for which currently there is no trading market. We do not currently intend to apply for listing of the new notes on any securities exchange. The liquidity of any market for the new notes will depend on the number of holders of the new notes, the interest of securities dealers in making a market in the new notes and other factors. Accordingly, we cannot assure you as to the development of liquidity of any market for the new notes. Further, if markets were to develop, the market price for the new notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of the outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and canceled, and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.


     We intend to use a substantial portion of the net proceeds from the sale of the outstanding notes and net proceeds from other borrowings, some of which are described under "Description of Selected Settlement-Related Indebtedness," if and when the proposed plan of reorganization is confirmed by the bankruptcy court and the federal district court affirms such confirmation, and the bankruptcy court and federal district court orders become final and non-appealable, to fund a portion of the cash required to be contributed to the trusts for the benefit of the asbestos and silica claimants. We may also use the net proceeds for general corporate purposes, which may include repayment of debt, acquisitions, loans and advances to, and investments in, our subsidiaries to provide funds for working capital and capital expenditures. Until the net proceeds are utilized, it is expected that the net proceeds will be placed in interest bearing time deposits or invested in short-term marketable securities.

                                 CAPITALIZATION


     We have provided in the table below our consolidated cash and equivalents, short-term debt and capitalization as of March 31, 2004. You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus.



                                                                  AS OF
                                                                MARCH 31,
                                                                   2004
                                                              --------------
                                                              (IN MILLIONS)
CASH AND EQUIVALENTS........................................      $1,933
                                                                  ======

SHORT-TERM DEBT AND CURRENT MATURITIES OF LONG-TERM DEBT....      $   32
                                                                  ------

LONG-TERM DEBT (EXCLUDING CURRENT MATURITIES):
3 1/8% convertible senior notes due July 15, 2023...........       1,200
5 1/2% senior notes due October 15, 2010....................         748
Medium-term notes due through 2027..........................         600
Floating rate senior notes due January 26, 2007.............         500
Floating rate senior notes due October 17, 2005.............         300
7.6% debentures due August 2096.............................         294
7.60% debentures due August 2096 of DII Industries,
  LLC(1)....................................................           6
8.75% debentures due February 2021..........................         200
Variable interest credit facility maturing September 2009...          46
Variable interest revolving line of credit due April 2005...          27
Effect of interest rate swaps...............................           8
Other notes with varying interest rates.....................           5
                                                                  ------
  Total long-term debt......................................       3,934
                                                                  ------

SHAREHOLDERS' EQUITY:
Common shares, par value $2.50 per share; 600 million shares
  authorized(2); 457 million shares issued..................       1,143
Paid-in capital in excess of par value......................         268
Accumulated other comprehensive income......................        (350)
Retained earnings...........................................       1,951
Less 17 million shares of treasury stock, at cost...........         540
                                                                  ------
  Total shareholders' equity................................       2,472
                                                                  ------
  Total capitalization and short-term debt..................      $6,438
                                                                  ======


---------------


(1) Halliburton is a co-obligor of the DII Industries debentures.



(2) In May 2004, the number of our authorized shares increased to 1 billion.

                               THE EXCHANGE OFFER


     Participation in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.



     We are offering to issue new registered senior notes due January 26, 2007 in exchange for a like principal amount of our outstanding unregistered senior notes due January 26, 2007. We may extend, delay or terminate the exchange offer. Holders of outstanding notes who wish to tender will need to complete and timely submit the exchange offer documentation related to the exchange.


PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to file a registration statement relating to an offer to exchange the outstanding notes for new notes within 120 days after the closing of the offering and to use our reasonable best efforts to have it declared effective within 210 days after the closing of the offering. We are offering the new notes under this prospectus to satisfy those obligations under the registration rights agreement.


     If the exchange offer is not permitted by applicable law or SEC policy or in general if any holder of the outstanding notes notifies us that:

     - on or prior to the time the exchange offer is completed, existing SEC interpretations are changed such that the notes received in the exchange offer would not be transferable without restriction under the Securities Act;

     - the exchange offer has not been completed within 255 days following the date the notes were first issued; or

     - the exchange offer is not available to any holder of notes,

we will file with the SEC a shelf registration statement to cover resales of outstanding notes.

     If we fail to comply with the applicable deadlines for filing the registration statements or completion of the exchange offer, we may be required to pay additional interest amounts to holders of the outstanding notes. Please read the section captioned "Registration Rights Agreement" for more details regarding the registration rights agreement.

     To receive transferable new notes in exchange for your outstanding notes in the exchange offer, you, as holder of the tendered outstanding notes, will be required to represent to us that:

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or a broker-dealer tendering outstanding notes acquired directly from us for your own account;

     - if you are not a broker-dealer or are a broker-dealer but will not receive new notes for your own account in exchange for outstanding notes, you are not engaged in and do not intend to participate in a distribution of the new notes;

     - you have no arrangement or understanding with any person to participate in a distribution of the new notes or the outstanding notes within the meaning of the Securities Act;

     - you are acquiring the new notes in the ordinary course of your business; and

     - if you are a broker-dealer that will receive new notes in exchange for outstanding notes, that you acquired the outstanding notes to be exchanged for new notes for your own account as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of any new notes. It is understood that you are not admitting that you are an "underwriter" within the meaning of the Securities Act by acknowledging that you will deliver, and by delivery of, a prospectus.

RESALES OF NEW NOTES

     Based on interpretations of the SEC staff in "no action letters" issued to third parties, we believe that each new note issued to a holder tendering in the exchange offer may be offered for resale, resold and otherwise transferred by you, the holder of that new note, without compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - the new note is acquired in the ordinary course of your business; and

     - you are not engaged in, and do not intend to participate in, and have no arrangement or understanding to participate in, the distribution of new notes.

However, the SEC has not considered the legality of our exchange offer in the context of a "no action letter," and there can be no assurance that the staff of the SEC would make a similar determination with respect to our exchange offer as in other circumstances.

     If you tender outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

     - cannot rely on these interpretations by the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the holder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. We have agreed to make this prospectus available in connection with resales of the new notes for up to 180 days from the consummation of the exchange offer. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $500.0 million aggregate principal amount of the outstanding notes are not yet registered. This prospectus and the letter of transmittal accompanying this prospectus are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.


     We intend to conduct the exchange offer according to the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture. However, these outstanding notes will not be freely tradable and will not have registration rights. Other than in connection with the exchange offer and as specified in the registration rights agreement, we are not obligated to, nor do we currently anticipate that we will, register the outstanding notes under the Securities Act. See "-- Consequences of Failure to Exchange" below.

     By signing or agreeing to be bound by the letter of transmittal, you acknowledge that, upon request, you will execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of the outstanding notes tendered by you, including the transfer of your notes on the account books maintained by DTC.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes.

     Holders tendering outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important for holders to read the section labeled "-- Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m., New York City time on , 2004 unless, in our sole discretion, we extend the exchange offer.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. During any extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We do not currently intend to extend the expiration date.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will also make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

     - to delay accepting for exchange any outstanding notes;

     - to extend the exchange offer; or

     - to terminate the exchange offer

by giving oral or written notice of a delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner we determine to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer if the exchange offer would otherwise expire during that period.

CONDITIONS TO THE EXCHANGE OFFER

     If in our reasonable judgment the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC:

     - we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes; and

     - we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the following representations:

     - the representations described under "-- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution;" and

     - other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

     We reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable. These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered and will not issue new notes in exchange for any outstanding notes, if at that time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

  HOW TO TENDER GENERALLY

     Only a registered holder of outstanding notes may tender its outstanding notes in the exchange offer. If you are a beneficial owner of outstanding notes and wish to have the registered owner tender on your behalf, please see "-- How to Tender if You Are a Beneficial Owner" below. To tender in the exchange offer, you must either comply with the procedures for manual tender or comply with the automated tender offer program procedures of DTC described below under "-- Tendering Through DTC's Automated Tender Offer Program."

     To complete a manual tender, you must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

     - mail or deliver the letter of transmittal or a facsimile of the letter of transmittal to the exchange agent before the expiration date; and

     - deliver, and the exchange agent must receive, before the expiration date:

      -- the outstanding notes along with the letter of transmittal, or

      -- a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below under "-- Book-Entry Transfer."

     If you wish to tender your outstanding notes and cannot comply with the requirement to deliver the letter of transmittal and your outstanding notes or use the automated tender offer program of DTC before the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

     For a tender to be effective, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary -- The Exchange Agent" before the expiration date. Any tender by a holder that is not withdrawn before the expiration date will constitute a legally binding agreement between the holder and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO PERFORM THE DELIVERIES ON YOUR BEHALF.

  BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC according to DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or before the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

  TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender its outstanding notes. Participants in the program may transmit their acceptance of the exchange offer electronically instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent. Tendering through the automated tender offer program causes DTC to transfer the outstanding notes to the exchange agent according to its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, stating that:

     - DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of book-entry confirmation;

     - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - the agreement may be enforced against the participant.

  HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

     If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either:

     - make appropriate arrangements to register ownership of the outstanding notes in your name; or

     - obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed before the expiration date.

SIGNATURES AND SIGNATURE GUARANTEES

     You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by:

     - a member firm of a registered national securities exchange;

     - a member of the National Association of Securities Dealers, Inc.;

     - a commercial bank or trust company having an office or correspondent in the United States; or

     - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

     The above must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the outstanding notes tendered in the exchange for those new notes; or

     - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

     If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the outstanding notes to be tendered must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. They should also submit evidence of their authority to deliver the letter of transmittal satisfactory to us unless we waive this requirement.

DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, and none of the aforementioned will incur liability for failure to give notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE NEW NOTES

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - delivery of the outstanding notes or a book-entry confirmation of the tender of the outstanding notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, the outstanding notes not accepted for exchange will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

     By signing or agreeing to be bound by the letter of transmittal, you will represent that, among other things:

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or a broker-dealer tendering outstanding notes acquired directly from us for your own account;

     - if you are not a broker-dealer or are a broker-dealer but will not receive new notes for your own account in exchange for outstanding notes, you are not engaged in and do not intend to participate in a distribution of the new notes;

     - you have no arrangement or understanding with any person to participate in a distribution of the outstanding notes or the new notes within the meaning of the Securities Act;

     - you are acquiring the new notes in the ordinary course of your business; and

     - if you are a broker-dealer that will receive new notes in exchange for outstanding notes, you acquired the outstanding notes to be exchanged for new notes for your own account as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of any new notes. It is understood that you are not admitting that you are an "underwriter" within the meaning of the Securities Act by acknowledging that you will deliver, and by delivery of, a prospectus.

     If you tender in the exchange offer for the purpose of participating in a distribution of the new notes:

     - you cannot rely on the applicable interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program before the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution; and

     - before the expiration date, the exchange agent receives from the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

      -- stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

      -- stating that the tender is being made, and

      -- guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, the exchange agent will send you a notice of guaranteed delivery if you wish to tender your outstanding notes using the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date unless we have previously accepted your notes for exchange. For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary -- The Exchange Agent;" or

     - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person (whom we refer to as the depositor) who tendered the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn, including the registration number or numbers and the principal amount of the outstanding notes;

     - be signed by the depositor in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer into the name of the depositor withdrawing the tender; and

     - specify the name in which the outstanding notes are to be registered, if different from that of the depositor.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine, in our sole discretion, all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. At any time on or before the expiration date, holders may re-tender properly withdrawn outstanding notes by following one of the procedures described under "-- Procedures for Tendering" above.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, but we may make additional solicitation by telephone, electronically or in person by the exchange agent, our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer, including:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. A tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for new notes in the exchange offer, your notes will remain subject to the existing restrictions on transfer. IN GENERAL, YOU MAY NOT OFFER OR SELL THE OUTSTANDING NOTES UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR THE OFFER OR SALE IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. In addition, if you fail to exchange your outstanding notes, the market value of your outstanding notes may be adversely affected because they may be more difficult to sell. The tender of outstanding notes under the exchange offer will reduce the outstanding aggregate principal amount of the outstanding notes. This may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold due to a reduction in liquidity. See "Risk Factors -- Risks Relating to the Exchange Offer -- If you fail to exchange your outstanding notes, the existing transfer restrictions will remain in effect and the market value of your outstanding notes may be adversely affected because they may be more difficult to sell."

     Based on interpretations of the SEC staff, you may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - you acquired the new notes in the ordinary course of your business; and

     - you have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer.


     If you tender in the exchange offer for the purpose of participating in a distribution of the new notes:


     - you cannot rely on the applicable interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

     We will not recognize a gain or loss for accounting purposes upon the consummation of the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

     We may, in the future, seek to acquire untendered outstanding notes in open-market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

            DESCRIPTION OF SELECTED SETTLEMENT-RELATED INDEBTEDNESS


     In connection with the plan of reorganization contemplated by the proposed settlement, in the fourth quarter of 2003, we entered into (1) a delayed-draw term facility that would currently provide for draws of up to $500.0 million to be available for cash funding of the trusts for the benefit of asbestos and silica claimants, if required conditions are met, which expires on, and at this time we do not plan to renew beyond, June 30, 2004; (2) a master letter of credit facility intended to ensure that existing letters of credit supporting our contracts remain in place during the Chapter 11 proceedings, which allows advances until December 31, 2004; and (3) a $700.0 million three-year revolving credit facility for general working capital purposes, which matures in October 2006. Although the master letter of credit facility and the $700.0 million revolving credit facility are now effective, there are a number of conditions that must be met before the delayed-draw term facility will become effective and available for our use, including bankruptcy court approval and federal district court confirmation of the plan of reorganization, which we do not expect to occur before the expiration of this facility. The new notes will share in the collateral pledged to secure the new credit facilities at times when the threshold for Secured Debt (as defined in the new notes) is exceeded by advances and letter of credit drawings under the new secured credit facilities.


     The following discussion is a summary of selected provisions of the facilities described in the first paragraph of this "Description of Selected Settlement-Related Indebtedness." It does not restate the facilities in their entirety and this summary is qualified in its entirety by reference to the full and complete text of the facilities, which have been filed with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

SENIOR UNSECURED CREDIT FACILITY


     In connection with the plan of reorganization contemplated by the proposed settlement, we entered into a senior unsecured delayed, multi-draw term loan facility that would currently provide for draws of up to $500.0 million (the "Senior Unsecured Credit Facility") to finance, if needed, the payments to be made by Halliburton under the plan of reorganization and the related transaction costs.


     When and if effective, the Senior Unsecured Credit Facility will be available in up to two drawings.

     Drawings under the Senior Unsecured Credit Facility are subject to satisfaction of certain conditions precedent, including confirmation of the contemplated plan of reorganization.

     We may, upon at least five business days' notice, terminate or cancel, in whole or in part, the unused portion of the Senior Unsecured Credit Facility; provided that each partial reduction must be in an amount of $10.0 million or an integral multiple of $1.0 million in excess thereof. We may also, upon at least five business days' notice and at the end of any applicable interest period, prepay, in full or in part, the Senior Unsecured Credit Facility without penalty; provided, however, that each partial prepayment must be in an amount of $10.0 million or an integral multiple of $1.0 million in excess thereof.

     The Senior Unsecured Credit Facility requires us to apply the following proceeds to prepay amounts outstanding and/or reduce commitments under the Senior Unsecured Credit Facility:

     - net cash proceeds from any debt incurrence or equity issuance, subject to certain exceptions;

     - net cash proceeds from the sale of assets by us and our subsidiaries, subject to certain exceptions; and

     - all insurance proceeds received by us in respect of asbestos or silica claims;

provided that, to the extent such proceeds are available to us before the first drawdown date, such proceeds will ratably reduce the commitments under the Senior Unsecured Credit Facility and to the extent such proceeds are available to us after the first drawdown date, such proceeds will be used to prepay the Senior Unsecured Credit Facility, in each case, with respect to any prepayment, without premium or penalty, but with breakage costs if applicable.

     The interest rate per annum (calculated on a 360-day basis) applicable to the advances is (1) the London interbank offered rate for deposits in U.S. dollars at 11:00 a.m. (London time) two business days before the first day of any interest period for a period equal to such interest period, plus a margin ranging from 0.875% to 1.875% which margin will be based on the lower of our credit rating by Standard & Poor's and Moody's (the "Applicable Margin") or (2) at our option, the highest of (a) the base rate of Citibank, N.A., (b) the Federal Funds rate plus 0.50% and (c) the latest three-week moving average of secondary market morning offering rates for three-month certificates of deposit, as determined by Citibank and adjusted for the cost of reserves and FDIC insurance assessments plus 0.50%, plus, in each case, a margin ranging from 0% to 0.875% based on the lower of our credit rating by Standard & Poor's and Moody's (the "Base Rate").

     We may select interest periods of one, two, three or six months for LIBOR rate advances. Interest based on the LIBOR rate would be payable in arrears at the end of the selected interest period, but no less frequently than quarterly. Interest based on the Base Rate would be payable monthly in arrears.

     During the continuance of any default under the loan documentation, the interest rate on all advances owing under the loan documentation would increase by 2% per annum.

     One half of the amount drawn (as reduced by any prepayments) would be due and payable on the date which is 120 days from the date of the first draw, and all other outstanding amounts will be due on the date which is 364 days from the date of the first draw.

MASTER LC FACILITY

     In connection with the plan of reorganization contemplated by the proposed settlement, Halliburton (and to the extent that they are account parties in respect of specified existing letters of credit, DII Industries and Kellogg Brown & Root) entered into a senior secured master letter of credit facility (the "Master LC Facility") with a syndicate of banks made up of those banks holding at least 90% of the face amount of certain of our then existing letters of credit. The Master LC Facility is now effective. The Master LC Facility covers at least 90% of the face amount of certain of our existing letters of credit such credit to be provided by each lender to the extent of any draw on an existing letter of credit issued by it. In addition, the Master LC Facility provides a discretionary facility for the issuance of new letters of credit, so long as the total facility does not exceed an amount equal to the amount of the facility at closing plus $250.0 million. The existing letters of credit issued by the lenders entering into the Master LC Facility and any additional letters of credit issued under the facility are referred to herein as the "Facility LCs."

     For so long as the Master LC Facility is secured by any collateral, as defined in the Master LC Facility, Halliburton Energy Services and certain domestic subsidiaries of Halliburton and Halliburton Energy Services will guaranty the obligations under the Master LC Facility. In any event, we shall remain at all times during the term of the Master LC Facility an obligor with respect to any LC Advance (as defined below) in respect of which we are not the account party. As used herein, "subsidiaries" of us and Halliburton Energy Services is determined after giving effect to the restructuring that occurred immediately prior to the Chapter 11 filing and excludes DII Industries and its subsidiaries during the period before the plan of reorganization has been confirmed and the related court orders have been entered (the "Exit Date").


     The purpose of the Master LC Facility is to provide a term-out for any draws prior to December 31, 2004, but no later than the Exit Date (the "Term-Out Date") on Facility LCs, as well as to provide collateral for the reimbursement obligations in respect thereof. During the term of the Master LC Facility prior to the Term-Out Date, any draw on a Facility LC will be funded by the lender that issued such Facility LC (each such funding, an "LC Advance"). Until the Term-Out Date, the terms of the Master LC Facility will override any reimbursement, cash collateral or other agreements or arrangements between any individual lender and the account party or any of its affiliates relating to the Facility LCs, whether or not drawn, and until such advance is repaid, the terms of the Master LC Facility will override any such agreement or arrangement relating to any Facility LC which is drawn prior to the Term-Out Date. Each lender has permanently waived any right that it might otherwise have pursuant to any such agreement or arrangement to demand cash collateral as a result of the filing of Chapter 11 proceedings.

     On the occurrence of the Term-Out Date, all LC Advances outstanding under the Master LC Facility on the Term-Out Date, if any, will become term loans payable in full on June 30, 2005 (unless prepaid prior to such date) and all undrawn Facility LCs shall cease to be subject to the terms of the Master LC Facility.


     We may, upon at least five business days' notice and at the end of any applicable interest period, prepay any portion of the LC Advances as follows:
(1) before the occurrence of the Exit Date, ratably among all lenders, with such prepayment being used to prepay the outstanding LC Advances at such time and to cash collateralize obligations at such time, and (2) after the occurrence of the Exit Date, to prepay outstanding LC Advances ratably among all lenders that have made LC Advances, in each case, without penalty.

     Prior to the occurrence of the Collateral Release Date (as defined below), the Master LC Facility must be cash collateralized with the net proceeds of any sales of collateral and the net cash proceeds of any sales of other assets, subject to certain exceptions. Such cash collateral will be shared pro rata among the lenders and the lenders under the Revolving Credit Facility (as defined below). To the extent that the aggregate principal amount of all LC Advances and borrowings under the revolving credit facility exceeds 5% of the consolidated net tangible assets of Halliburton and its subsidiaries, such cash collateral will also be shared pro rata with the holders of Halliburton's 8.75% notes due 2021, 3 1/8% convertible senior notes due 2023, medium term notes, 7.6% debentures due 2096, senior notes due 2005, 5 1/2% senior notes due 2010, the senior notes due 2007 (whether registered or unregistered) and any other issue of debt of Halliburton that Halliburton may effect prior to the Exit Date (a "New Issuance") to the extent that such New Issuance includes a requirement that the holders thereof be equally and ratably secured with Halliburton's other creditors (provided that the amount of such New Issuance which may be so secured does not exceed $450.0 million). After the Exit Date, if the conditions to release of collateral have been satisfied, any cash collateral held pursuant to the preceding sentence, subject to certain exceptions, will be applied first to ratably prepay outstanding LC Advances at such time and second, to the extent required by the terms of the Senior Unsecured Credit Facility, to ratably prepay and/or reduce commitments under the Senior Unsecured Credit Facility.

     Until the date of satisfaction of the conditions for release of the collateral identified below, the Master LC Facility will be secured by a perfected, first-priority lien on (1) 100% of the stock of Halliburton Energy Services, (2) 100% of the stock or other equity interests owned by us and Halliburton Energy Services of the first-tier domestic subsidiaries of Halliburton and Halliburton Energy Services (other than Halliburton Affiliates
LLC), (3) 66% of the equity interests of Halliburton Affiliates LLC and (4) 66% of the stock or other equity interests owned by us or Halliburton Energy Services of the first-tier foreign subsidiaries of Halliburton and Halliburton Energy Services (excluding, in each case, dormant subsidiaries). In addition, if at any time prior to the Collateral Release Date our long-term senior unsecured debt is rated lower than BBB- by Standard & Poor's or lower than Baa3 by Moody's, then we shall, within 20 days in the case of personal property and within 45 days in the case of real property, take all action necessary to ensure that the Master LC Facility is also secured by a perfected, first priority lien on (a) the tangible and intangible assets (with customary exceptions) of Halliburton and Halliburton Energy Services and (b) the tangible and intangible assets (with customary exceptions) of certain of Halliburton Energy Services' directly or indirectly, wholly-owned domestic subsidiaries (except Halliburton Affiliates LLC, DII Industries LLC and each of their respective subsidiaries) (excluding, in each case, dormant subsidiaries). Such collateral will be shared pro rata with the lenders under the Revolving Credit Facility and, to the extent that the aggregate principal amount of all LC Advances under the Master LC Facility and borrowings under the Revolving Credit Facility exceeds 5% of the consolidated net tangible assets of Halliburton and its subsidiaries, such collateral would also be shared pro rata with the holders of Halliburton's 8.75% notes due 2021, 3 1/8% convertible senior notes due 2023, medium term notes, 7.6% debentures due 2096, senior notes due 2005, 5 1/2% senior notes due 2010, the senior notes due 2007 (whether registered or unregistered) as well as any New Issuance to the extent that such New Issuance includes a requirement that the holders thereof be equally and ratably secured with Halliburton's other creditors (provided that the amount of such New Issuance which may be so secured does not exceed $450.0 million). Upon the occurrence of the Exit Date and the satisfaction of certain conditions, the Master LC Facility will be unsecured (the "Collateral Release Date"). The granting and perfection of collateral (including, without limitation, collateral consisting of foreign subsidiary stock pledges) will be subject to cost efficiency determinations reasonably made by the co-lead arrangers in consultation with us, taking into account, among other things, adverse tax consequences, administrative procedures required by local law or practice, and other parameters to be agreed.

     The interest rate per annum (calculated on a 360-day basis) applicable to the LC Advances is the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) for the two business days before the first day of any interest period for a period equal to such interest period, plus the greater of (x) the sum of the per annum rate used to calculate any fee on undrawn letters of credit payable pursuant to the original documents governing the relevant Facility LC plus 0.50% or (y) a margin ranging from 1.00% to 2.00%, which margin will be based on the lower of our credit rating by Standard & Poor's and Moody's (the "Applicable LC Facility Margin").

     We may select interest periods of one, two, three or six months for LIBOR rate advances. Interest based on the LIBOR rate would be payable in arrears at the end of the selected interest period, but no less frequently than quarterly.

     During the continuance of any default under the loan documentation, the interest rate on all advances owing under the loan documentation would increase by 2% per annum.

REVOLVING CREDIT FACILITY


     In connection with the plan of reorganization contemplated by the proposed settlement, we entered into a 3-year revolving credit facility (the "Revolving Credit Facility").


     The Revolving Credit Facility provides a total commitment of up to $700.0 million. The entire commitment is available for standby and trade letters of credit (the "Letters of Credit").

     For so long as the Revolving Credit Facility is secured by any collateral as set forth below, Halliburton Energy Services and certain domestic subsidiaries of Halliburton and Halliburton Energy Services will guaranty the obligations under the Revolving Credit Facility. As used herein, "subsidiaries" of Halliburton and Halliburton Energy Services is determined after giving effect to the restructuring that occurred immediately prior to the Chapter 11 filing and excludes DII Industries and its subsidiaries during the period prior to the Exit Date.

     During the period from the closing date until satisfaction of the conditions for release of the collateral identified below, the advances and reimbursement obligations in respect of letters of credit will be secured by a perfected, first priority lien on (1) 100% of the stock of Halliburton Energy Services, (2) 100% of the stock or other equity interests owned by Halliburton or Halliburton Energy Services in certain first-tier domestic subsidiaries of Halliburton and Halliburton Energy Services (other than Halliburton Affiliates
LLC), (3) 66% of the stock or other equity interests of Halliburton Affiliates LLC and (4) 66% of the stock or other equity interests owned by Halliburton or Halliburton Energy Services of the first-tier foreign subsidiaries of Halliburton and Halliburton Energy Services (excluding, in each case, dormant subsidiaries). In addition, if at any time prior to the Collateral Release Date our long-term senior unsecured debt is rated lower than BBB- by Standard & Poor's or lower than Baa3 by Moody's, then we shall, within 20 days in the case of personal property and within 45 days in the case of real property, take all action necessary to ensure that the Revolving Credit Facility is also secured by a perfected, first priority lien on (a) the tangible and intangible assets (with customary exceptions) of Halliburton and Halliburton Energy Services and (b) the tangible and intangible assets (with customary exceptions) of all of Halliburton Energy Services' directly or indirectly wholly-owned domestic subsidiaries (except Halliburton Affiliates LLC, DII Industries and their respective subsidiaries) (excluding, in each case, dormant subsidiaries). Prior to the occurrence of the Collateral Release Date, the Revolving Credit Facility will be required to be cash collateralized with the net proceeds of any sales of collateral, subject to certain exceptions. All collateral will be shared pro rata with the lenders under the Master LC Facility and, to the extent that the aggregate principal amount of all loans under the Revolving Credit Facility and advances under the Master LC Facility exceeds 5% of the consolidated net tangible assets of Halliburton and its subsidiaries such collateral will also be shared pro rata with the holders of Halliburton's 8.75% notes due 2021, 3 1/8% convertible senior notes due 2023, medium term notes,

7.6% debentures due 2096, senior notes due 2005, 5 1/2% senior notes due October 2010, the senior notes due 2007 (whether registered or unregistered) and the new notes offered hereby as well as any other New Issuance to the extent that such New Issuance includes a requirement that the holders thereof be equally and ratably secured with Halliburton's other creditors (provided that the amount of such New Issuance which may be so secured does not exceed $450.0 million). Upon the occurrence of the Collateral Release Date, the Revolving Credit Facility will be unsecured.

     The interest rate per annum (calculated on a 360-day basis) applicable to the advances is (1) the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) for the two business days before the first day of any interest period for a period equal to such interest period, plus a margin ranging from prior to the Exit Date 1.00% to 2.00% and after the Exit Date 0.875% to 1.875%, which margin will be based on the lower of our credit rating by Standard & Poor's and Moody's (the "Applicable Revolving Facility Margin") or (2) at our option, the highest of (a) the base rate of Citibank, N.A., (b) the Federal Funds rate plus 0.50% and (c) the latest three-week moving average of secondary market morning offering rates for three-month certificates of deposit, as determined by Citibank and adjusted for the cost of reserves and FDIC insurance assessments plus 0.50%, plus, in each case, a margin ranging from 0% to 0.875% based on the lower of our credit rating by Standard & Poor's and Moody's, (the "Base Rate").

     We may select interest periods of one, two, three or six months for LIBOR rate advances. Interest based on the LIBOR rate would be payable in arrears at the end of the selected interest period, but no less frequently than quarterly. Interest based on the Base Rate would be payable monthly in arrears.

     During the continuance of any default under the loan documentation, the interest rate on all advances owing under the loan documentation would increase by 2% per annum.

CONDITIONS TO RELEASE OF COLLATERAL

     As described above under "-- Master LC Facility" and "-- Revolving Credit Facility," borrowings under the Master LC Facility and the Revolving Credit Facility are secured by a perfected, first-priority lien, on certain of our assets. Any such liens will be released upon satisfaction of all the following conditions:


     - completion of the Chapter 11 plan of reorganization of DII Industries, Kellogg Brown & Root and some of their subsidiaries with U.S. operations. For additional information about the proposed settlement, see "Prospectus Summary -- Proposed Plan of Reorganization;"


     - there is no proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (1) could reasonably be expected to have a material adverse effect on our business, condition (financial or otherwise), operations, performance, properties or prospects on a consolidated basis except for litigation that is pending or threatened prior to the effective date of the Revolving Credit Facility and Master LC Facility and disclosed to the lenders under the Revolving Credit Facility and the Master LC Facility or (2) purports to affect the legality, validity or enforceability of our obligations or the rights and remedies of any of the lenders under the Revolving Credit Facility and the Master LC Facility, and there shall have been no material adverse change in the status or financial effect on us on a consolidated basis of the disclosed litigation;

     - our long-term senior unsecured debt is rated BBB or higher (stable outlook) by Standard & Poor's and Baa2 or higher (stable outlook) by Moody's and these ratings have been recently confirmed by Standard & Poor's and Moody's;

     - there is no material adverse change (which term shall not be deemed to refer to the commencement of the Chapter 11 filing) since December 31, 2002 in our business, condition (financial or otherwise), operations, performance, properties or prospects, except as disclosed in our June 30, 2003 quarterly report on Form 10-Q and except for the accounting charges to be taken directly in connection with the settlement payments; and

     - we are not in default under the Revolving Credit Facility or the Master LC Facility.

                            DESCRIPTION OF NEW NOTES

     We will issue the new notes under an indenture dated as of October 17, 2003, between us and JP Morgan Chase Bank, as trustee (the "base indenture"), as supplemented by the Third Supplemental Indenture thereto, dated as of January 26, 2004, establishing the terms of the notes between Halliburton and the trustee (the "third supplemental indenture" and together with the base indenture, the "indenture"). The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety and this summary is qualified in its entirety by reference to the full and complete text of the indenture. We urge you to read the indenture and the new notes because they, and not this description, define your rights as holders of the new notes. You may request copies of those documents in substantially the form in which they have been or will be executed by writing or telephoning us at our address and telephone number shown under the caption "Where You Can Find More Information."

     If the exchange offer for the notes is consummated, holders of outstanding notes who do not exchange their outstanding notes will vote together with holders of the new notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with new notes, and the holders of the outstanding notes and new notes will vote together as a single series.

     The definitions of capitalized terms used in this section without definition are set forth below under "-- Definitions." In this description, the word "Halliburton," "we" or "us" means only Halliburton Company and not any of its subsidiaries.

GENERAL

     The notes offered hereby will be our senior unsecured obligations and will rank equally with all our other existing and future senior unsecured indebtedness. In addition, except as otherwise provided herein, the notes are effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and to any indebtedness of our subsidiaries to the extent of the assets of those subsidiaries.

     The indenture does not contain any financial covenants. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities. The indenture does not restrict our ability to incur additional indebtedness in the future. Halliburton may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes offered hereby.

     You will not be afforded protection in the event of a highly leveraged transaction, or a change in control of us under the indenture.

     Holders are not required to pay a service charge for registration or transfer of their new notes. We may, however, require holders to pay any tax or other governmental charge in connection with the transfer. We are not required to exchange or register the transfer of any notes or portion of any notes surrendered for redemption or repurchase by us but not withdrawn.

PRINCIPAL; MATURITY; INTEREST

     The new notes will initially be limited to an aggregate principal amount of $500,000,000. The new notes will be issued only in fully registered form without coupons, in denominations of $1,000 and whole multiples of $1,000.

     The new notes will mature on January 26, 2007 unless earlier redeemed by us.

     The notes will bear interest at a floating rate. Interest on the notes will be payable in cash quarterly on the 26th day of January, April, July and October of each year, beginning April 26, 2004. Interest on the notes will be payable to holders of record of the notes on the immediately preceding 1st day of January, April, July and October, as the case may be.

     The notes will bear interest for each interest period at a rate determined by JPMorgan Chase Bank, acting as calculation agent. The interest rate on the notes for a particular interest period will be a per annum rate equal to LIBOR as determined on the interest determination date plus 0.75%. The interest determination date for an interest period will be the second London business day preceding the commencement of such interest period. The interest determination date for the notes for the first interest period is January 26, 2004. Promptly upon determination, the calculation agent will inform the trustee and Halliburton of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of new notes, the trustee and Halliburton.

     "LIBOR" means the London interbank offered rates. London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1.0 million, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such interest determination date. If Telerate page 3750 is replaced by another service or ceases to exist, the calculation agent will use the replacing service or such other service that may be nominated by the British Bankers' Association for the purpose of displaying LIBOR for U.S. dollar deposits.

     If no offered rate appears on Telerate Page 3750 on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with Halliburton) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1.0 million are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1.0 million that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for next interest period will be set equal to the rate of LIBOR for the then-current interest period.

     Upon request from any noteholder, the calculation agent will provide notice of the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

     Interest on the notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

     Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the new notes will be payable in arrears on the next scheduled interest payment date and on the date the new notes mature. If interest is payable on, or if the date of maturity is, a date that is not a business day, that interest payment, or the payment of principal, as applicable, will be paid on the next succeeding business day and no interest will accrue on that payment during the period between the scheduled payment date and the next succeeding business day.

     We will maintain an office in Dallas, Texas, for the payment of interest, which shall initially be an office or agency of the trustee.

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

     We will pay interest either by check mailed to your address as it appears in the note register or, at our option, with respect to global notes, by wire transfer in immediately available funds. Payments to The Depository Trust Company, New York, New York, which we refer to as DTC, or its nominee will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

OPTIONAL REDEMPTION

     No sinking fund is provided for the notes, which means that the indenture will not require us to redeem or retire the notes periodically. However, the notes will be redeemable at our option, in whole or in part, on each quarterly interest payment date occurring on or after January 26, 2005, in principal amounts of $1,000 or any integral multiple of $1,000 for an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

     We will mail notice of a redemption not less than 30 days nor more than 60 days before the redemption date to the trustee and holders of notes to be redeemed.

     If we are redeeming less than all the notes, the trustee will select the particular notes to be redeemed pro rata, by lot or by another method the trustee deems fair and appropriate. Unless there is a default in payment of the redemption amount, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. We will pay 100% of the principal amount of the notes at the maturity of those notes.

     Except as described above, the new notes will not be redeemable by us prior to maturity.

RANKING

     The notes will be senior unsecured obligations and will rank equally with all of our existing and future unsecured senior indebtedness. In addition, except as otherwise provided herein, the notes will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and to any indebtedness of our subsidiaries to the extent of the assets of those subsidiaries.


     As of March 31, 2004, we had outstanding approximately $3.966 billion of unsecured indebtedness, no secured indebtedness and no subordinated indebtedness. As of the date of this prospectus, we had no outstanding advances under our new master letter of credit facility and our new revolving credit facility described below and no other outstanding secured indebtedness. At March 31, 2004, the aggregate indebtedness of our subsidiaries was approximately $119.0 million, and other liabilities of our subsidiaries, including trade payables, accrued compensation, advanced billings, income taxes payable, other liabilities (other than asbestos and intercompany liabilities) were approximately $5.5 billion, and accrued asbestos and silica liabilities were approximately $4.3 billion. As of March 31, 2004, our subsidiaries had no secured indebtedness and no subordinated indebtedness outstanding.



     In the fourth quarter of 2003, we entered into (1) a delayed-draw term facility that would currently provide for draws of up to $500.0 million to be available for cash funding of the trusts for the benefit of asbestos and silica claimants, if required conditions are met, which expires on, and at this time we do not plan to renew beyond, June 30, 2004; (2) a master letter of credit facility intended to ensure that existing letters of credit supporting our contracts remain in place during the Chapter 11 proceedings, which allows advances until December 31, 2004; and (3) a $700.0 million three-year revolving credit facility for general working capital purposes, which matures in October 2006. Although the master letter of credit and the $700.0 million revolving credit facility are now effective, there are a number of conditions that must be met before the delayed-draw term facility will become effective and available for our use, including bankruptcy court approval and federal district court confirmation of the plan of reorganization, which we do not expect to occur before expiration of this facility. Borrowings under the letter of credit facility and the revolving credit facility are secured. The terms of the notes and the new credit facilities provide that the notes offered hereby and certain of our previously issued debt securities (including the outstanding notes) and limited amounts of new issuances of debt, if similarly entitled, will share in collateral pledged to secure borrowings under the new credit facilities if and when the total of all the Secured Debt (as defined in the new notes) exceeds 5% of the consolidated net tangible assets of Halliburton and its subsidiaries. The terms of the new credit facilities limit to $950.0 million the amount of indebtedness we can issue after October 31, 2003 that would be equally and ratably secured with indebtedness under the new credit facilities. In January 2004, we issued $500.0 million aggregate principal amount of the outstanding notes, reducing this amount to $450.0 million. The terms of the new credit facilities provide that collateral pledged to secure borrowings under the new facilities will be released after (1) completion of the Chapter 11 plan of reorganization of DII Industries, Kellogg Brown & Root and some of their subsidiaries with U.S. operations, and (2) satisfaction of other conditions described in "Description of Selected Settlement-Related
Indebtedness -- Conditions to Release of Collateral."



     The new notes will not be guaranteed by any of our subsidiaries. Borrowings under the letter of credit facility and revolving credit facility described under "Description of Selected Settlement-Related Indebtedness" are guaranteed by some of our subsidiaries. Accordingly, the new notes will be structurally subordinated to the debt guaranteed by our subsidiaries. The terms of the new credit facilities provide that any of these subsidiary guarantees will be released after (1) completion of the Chapter 11 plan of reorganization of DII Industries, Kellogg Brown & Root and some of their subsidiaries with U.S operations, and (2) satisfaction of the other conditions described in "Description of Selected Settlement-Related Indebtedness -- Conditions to Release of Collateral."



     The notes are our exclusive obligation. Our cash flow and our ability to service our indebtedness, including the notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes or have any obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. See "Risk Factors -- Risks Relating to Asbestos and Silica
Liability -- Prolonged Chapter 11 proceedings of some of our subsidiaries may negatively affect their ability to obtain new business and consequently may have a negative impact on our financial condition and results of operations" and "-- Federal bankruptcy law and state statutes may, under specific circumstances, void payments made by our subsidiaries to us and void principal and interest payments made by us to you on the notes and you may be forced to return such payments."


     We are obligated to pay reasonable compensation to the trustee and calculation agent and to indemnify the trustee and calculation agent against certain losses, liabilities or expenses incurred by the trustee and calculation agent in connection with its duties relating to the notes. The trustee's claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the trustee.

     For more information regarding the indebtedness and subsidiary guarantees described above, see "Description of Selected Settlement-Related Indebtedness."

COVENANTS

     Under the indenture, there are no covenants restricting our ability to incur additional debt, issue additional securities, maintain any asset ratios or create or maintain any reserves. See "Risk Factors -- Risks Relating to the New Notes -- We will be able to incur more indebtedness and the risks associated with our leverage, including our ability to service our indebtedness, will increase as we incur additional indebtedness." However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to the notes (unless waived or amended) as long as the notes are outstanding.

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

  RESTRICTIONS ON SECURED DEBT

     Except as provided below, we will not, and will not cause, suffer or permit any of our Restricted Subsidiaries to, create, incur or assume any Secured Debt without equally and ratably securing the notes. In that circumstance, we must also equally and ratably secure any of our other indebtedness or any indebtedness of such Restricted Subsidiary then similarly entitled. However, the foregoing restrictions will not apply to:

     - specified purchase money mortgages;

     - specified mortgages to finance construction on unimproved property;

     - mortgages existing on property at the time of its acquisition by us or a Restricted Subsidiary;

     - mortgages existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary;

     - mortgages on property of a corporation existing at the time the corporation is merged or consolidated with us or a Restricted Subsidiary;

     - mortgages in favor of governmental bodies to secure payments of indebtedness; or

     - extensions, renewals or replacement of the foregoing; provided that their extension, renewal or replacement must secure the same property and does not create Secured Debt in excess of the principal amount then outstanding.

     We and any Restricted Subsidiaries may create, incur or assume Secured Debt not otherwise permitted or excepted without equally and ratably securing the notes if the sum of:

     - the amount of the Secured Debt (not including Secured Debt permitted under the foregoing exceptions), plus

     - the aggregate value of Sale and Leaseback Transactions in existence at the time (not including Sale and Leaseback Transactions the proceeds of which are or will be applied to the retirement of the notes or other funded indebtedness of us and our Restricted Subsidiaries as described below), does not at the time exceed 5% of Consolidated Net Tangible Assets.

  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The indenture also prohibits Sale and Leaseback Transactions unless:

     - Halliburton or the Restricted Subsidiary owning the Principal Property would be entitled to incur Secured Debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the notes; or

     - Halliburton or a Restricted Subsidiary apply an amount equal to the value of the property so leased to the retirement (other than mandatory retirement), within 120 days of the effective date of any such arrangement, of indebtedness for money borrowed by Halliburton or any Restricted Subsidiary (other than such indebtedness owned by Halliburton or any Restricted Subsidiary) which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of Halliburton, is not subordinate and junior in right of payment to the prior payment of the notes.

Provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by:

     - the aggregate principal amount of any notes delivered within 120 days of the effective date of any such arrangement to the trustee for retirement and cancellation; and

     - the aggregate principal amount of such indebtedness (other than the notes) retired by Halliburton or a Restricted Subsidiary within 120 days of the effective date of such arrangement.

     As of the date of this prospectus, our board of directors has not designated any property of Halliburton or of any Restricted Subsidiary as a Principal Property because, in the opinion of our management, no single property or asset is of material importance to the total business of our company and our Restricted Subsidiaries taken as a whole. As a result, unless a Principal Property is designated by our board of directors, the limitation on Sale and Leaseback Transactions would not limit or prohibit any Sale and Leaseback Transactions by us or a Restricted Subsidiary.

  RESTRICTIONS ON CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Halliburton will not, in any transaction or series of transactions, consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any person, unless:

     (1) either (a) Halliburton shall be the continuing person or (b) the person (if other than Halliburton) formed by such consolidation or into which Halliburton is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made is organized and validly existing under the laws of the United States, any political subdivision thereof or any State of the United States or the District of Columbia and the successor company (if not Halliburton) will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, premium (if any) and interest on the notes and the performance of all the obligations of Halliburton under the notes and the indenture;

     (2) immediately after giving effect to such transaction or series of transactions, no default or event of default (as described below) shall have occurred and be continuing or would result from the transaction; and

     (3) Halliburton delivers to the trustee the certificates and opinions required by the indenture.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of Halliburton, which properties and assets, if held by Halliburton instead of such subsidiaries, would constitute all or substantially all of the properties and assets of Halliburton on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Halliburton.

     The successor company will succeed to, and be substituted for, and may exercise every right and power of, Halliburton under the indenture. In the case of a sale, conveyance, transfer or other disposition (other than a lease) of all or substantially all its assets, Halliburton will be released from all of the obligations under the indenture and the notes.

     Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

EVENTS OF DEFAULT

     The following are events of default with respect to the notes:

     - failure to pay any interest or additional interest amounts, if any, when due, continued for 30 days;

     - failure to pay principal or premium, if any, when due;

     - breach or failure to perform any other covenant or agreement in the indenture applicable to the notes (other than any agreement or covenant that has been included in the base indenture and any other supplement thereto solely for the benefit of other series of debt securities issued under the base indenture and any other supplement thereto), continued for 60 days after written notice of such failure by the trustee or the holders of at least 25% in aggregate principal amount of the affected notes then outstanding;

     - failure to make any payment at maturity on any indebtedness, upon redemption or otherwise, in the aggregate principal amount of $125.0 million or more, after the expiration of any applicable grace period, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the terms of such indebtedness;

     - a default by us on any indebtedness that results in the acceleration of any such indebtedness in the aggregate principal amount of $125.0 million or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded within 30 days after notice is given in accordance with the terms of such indebtedness;

     - specific events relating to our bankruptcy, insolvency or reorganization, whether voluntary or not.

     A default under one series of notes will not necessarily be a default under any other series of debt securities issued under the indenture.

     If any event of default occurs for the notes and continues for the required amount of time, the trustee or the holders of not less than 25% of the principal amount of the then-outstanding notes (or, in some cases, 25% in principal amount of all securities issued under the base indenture and any supplement thereto that are affected, voting as one class) may declare the notes due and payable, together with all accrued and unpaid interest, if any, immediately by giving notice in writing to us (and to the trustee, if given by the holders). Notwithstanding the preceding, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization with respect to Halliburton, all outstanding notes will become due and payable without further action or notice. The holders of a majority in principal amount of the then-outstanding notes (or, in some cases, of all securities issued under the base indenture and any supplement thereto that are affected, voting as one class), may rescind the declaration under circumstances specified in the indenture.

     No holder of a note then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the indenture, unless:

     - the holder has given to the trustee written notice of the occurrence and continuance of a default for the notes;

     - the holders of at least 25% in principal amount of the then-outstanding notes have made a written request to the trustee to institute the suit, action or proceeding and have offered to the trustee the reasonable indemnity it may require; and

     - the trustee for 60 days after its receipt of the notice, request and offer of indemnity has neglected or refused to institute the requested action, suit or proceeding, and during that 60 day period the holders of a majority in principal amount of the then-outstanding notes do not give the trustee a direction inconsistent with the request.

     The right of each holder of a note to receive payment of the principal of, premium, if any, or interest on a note on or after the respective due dates and the right to institute suit for enforcement of any payment obligation may not be impaired or affected without the consent of that holder.

     The holders of a majority in aggregate principal amount of the then-outstanding notes (or of all debt securities issued under the base indenture and any other supplement thereto that are affected, voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee if that direction is not in conflict with applicable law and would not involve the trustee in personal liability.

     We will be required to furnish to the trustee annually a statement as to the fulfillment of all of our obligations under the indenture.

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If any combination of funds or government securities are deposited with the trustee sufficient to make payments on the notes on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the notes ("legal defeasance"); or

     - we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the indenture, and the related events of default will no longer apply ("covenant defeasance").

     If notes are defeased, the holders of the notes will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the notes will also survive.

     We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for United States federal income tax purposes and that holders will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

MODIFICATIONS

     We and the trustee may amend or supplement the indenture if holders of a majority in principal amount of the then-outstanding notes and all other series of securities issued under the base indenture and any other supplement thereto that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of each holder of a note, however, no modification may:

     - reduce the percentage stated above of the holders who must consent to an amendment or supplement to or waiver of the indenture;

     - reduce the rate or change the time of payment of interest on the notes;

     - extend the stated maturity of the principal of the notes;

     - reduce the amount of the principal of or premium, if any, on the notes;

     - reduce any premium payable on the redemption of any note or change the time at which any note may be redeemed;

     - change the coin or currency in which principal, premium, if any, and interest are payable to the holder;

     - impair or affect the right to institute suit for the enforcement of any payment of principal of or interest on any note;

     - make any change in the percentage of principal amount of notes necessary to waive compliance with specified provisions of the indenture; or

     - waive a continuing default or event of default in payment of principal or premium, if any.

     From time to time, we and the trustee may enter into supplemental indentures without the consent of the holders of the notes to, among other things:

     - cure any ambiguity, omission, defect or any inconsistency in the indenture;

     - evidence the assumption by a successor entity of our obligations under the indenture;

     - provide for uncertificated notes in addition to or in place of certificated notes;

     - secure the notes or add guarantees of or additional obligors on, the notes;

     - comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

     - add covenants or new events of default for the protection of the holders of the notes;

     - amend the indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of outstanding notes of any series of notes; or

     - evidence the acceptance of appointment by a successor trustee.

GOVERNING LAW

     The indenture is and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

DEFINITIONS

     "Consolidated Net Tangible Assets" means the aggregate amount of assets included on a consolidated balance sheet of Halliburton and its Restricted Subsidiaries, less:

     - applicable reserves and other properly deductible items;

     - all current liabilities; and

     - all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;

all in accordance with generally accepted accounting principles consistently applied.

     "Principal Property" means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of Halliburton or of any Restricted Subsidiary, whether owned at or acquired after the date of the indenture, other than any pollution control facility, that in the opinion of our Board of Directors is of material importance to the total business conducted by us and our Restricted Subsidiaries as a whole. As of the date of this prospectus, our Board of Directors has not designated any property of Halliburton or any Restricted Subsidiary as a Principal Property because, in the opinion of our management, no single property or asset is of material importance to the total business of Halliburton and its Restricted Subsidiaries taken as a whole.

     "Restricted Subsidiary" means:

     - any Subsidiary of ours existing at the date of the indenture the principal assets and business of which are located in the United States or Canada, except sales financing, real estate and other Subsidiaries so designated; and

     - any other Subsidiary we designate as a Restricted Subsidiary.

     "Sale and Leaseback Transaction" means the sale or transfer by Halliburton or a Restricted Subsidiary (other than to Halliburton or any one or more of our Restricted Subsidiaries, or both) of any Principal Property owned by it that has been in full operation for more than 120 days prior to the sale or transfer with the intention of taking back a lease on such property, other than a lease not exceeding 36 months, and where the use by Halliburton or the Restricted Subsidiary of the property will be discontinued on or before the expiration of the term of the lease.

     "Secured Debt" means indebtedness (other than indebtedness among Halliburton and Restricted Subsidiaries) for money borrowed by Halliburton or a Restricted Subsidiary, or any other indebtedness of Halliburton or a Restricted Subsidiary on which interest is paid or payable, which in any case is secured by:

     - a mortgage or other lien on any Principal Property of Halliburton or a Restricted Subsidiary; or

     - a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary.

     "Subsidiary" of any person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by
(1) such person, (2) such person and one or more Subsidiaries of such person or
(3) one or more Subsidiaries of such person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Halliburton. As used herein, "Capital Stock" of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of capital stock or other equity participations of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

INFORMATION CONCERNING THE TRUSTEE

     JPMorgan Chase Bank is the trustee under the indenture, the paying agent, the registrar and the custodian with regard to the notes. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

BOOK-ENTRY SYSTEM

     The new notes will be issued in the form of global certificates registered in the name of the depositary or its nominee. Upon issuance, all book-entry certificates will be represented by one or more fully registered global certificates, without coupons. Each global certificate will be deposited with, or on behalf of, the depositary, a securities depositary, and will be registered in the name of the depositary or a nominee of the depositary. The depositary will thus be the only registered holder of the notes.

     Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of notes in definitive form, such notes will, unless the global securities have previously been exchanged for notes in definitive form, be exchanged for an interest in the global securities representing the principal amount of notes being transferred.

     Purchasers of notes may hold interests in the global certificates through the depositary if they are participants in the depositary system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with the depositary. The depositary will maintain accounts showing the security holdings of its participants, and these participants will, in turn, maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry certificate will hold that certificate indirectly through a hierarchy of intermediaries, with the depositary at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The notes of each beneficial owner of a book-entry certificate will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of notes will generally not be considered the owner under the indenture. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability of a beneficial owner to transfer book-entry notes.

     Investors who purchase notes in offshore transactions in reliance on Regulation S under the Securities Act may hold their interests in the global certificate indirectly through Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream"), if they are participants in such systems, or indirectly through organizations that are participants in such systems.
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Euroclear and Clearstream will hold interests in the global certificate on behalf of their participants through their respective depositaries, which, in turn, will hold such interests in the global certificate in the depositaries' names on the books of the depositary.

     Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive certificate for any reason, including to sell certificates to persons in jurisdictions that require delivery of such certificates or to pledge such certificates, such holder must transfer its interest in the global certificate in accordance with the normal procedures of the depositary and the procedures set forth in the indenture.

     Cross-market transfers between the depositary, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in the depositary in accordance with the depositary's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global certificate in the depositary, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to the depositary. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global certificate from a depositary participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the depositary settlement date and such credit or any interests in the global certificate settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in the global certificate by or through a Euroclear or Clearstream participant to a depositary participant will be received with value on the depositary settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in the depositary.

     A beneficial owner of book-entry notes represented by a global certificate may exchange the notes for definitive, certificated notes only if the conditions for such an exchange, as described under "-- Certificated Notes" are met.

     In this prospectus, references to actions taken by a holder of notes will mean actions taken by the depositary upon instructions from its participants, and references to payments means payments to the depositary, as registered holder.

     We expect that the depositary or its nominee, upon receipt of any payment will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the relevant global note as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

     We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     In order to ensure that the depositary's nominee will timely exercise a right conferred by the notes, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in the notes in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

     The depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. The rules applicable to the depositary and its participants are on file with the SEC.

     The depositary may discontinue providing its services as securities depositary at any time by giving reasonable notice. Under those circumstances, in the event that a successor securities depositary is not appointed, definitive certificates are required to be printed and delivered.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy of that information.

CERTIFICATED NOTES

     The notes represented by the global securities are exchangeable for certificated notes in definitive form of like tenor as such notes if:

     - the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 90 days after the date of such notice;

     - an event of default has occurred and is continuing, and the depositary requests the issuance of certificated notes; or

     - we determine not to have the notes represented by a global note.

     Any notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated notes issuable in authorized denominations and registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities of the same aggregate principal amount to be registered in the name of the depositary or its nominee.

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                         REGISTRATION RIGHTS AGREEMENT

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety, and this summary is qualified in its entirety by reference to the full and complete text of the registration rights agreement. We urge you to read the registration rights agreement because it, and not this description, defines your rights as holders of the notes. You may request copies of the registration rights agreement in substantially the form in which it is to be executed by writing or telephoning us at our address and telephone number shown under the caption "Where You Can Find More Information."

EXCHANGE OFFER REGISTRATION STATEMENT

     In connection with the issuance of outstanding notes, we and the initial purchasers entered into a registration rights agreement. In the registration rights agreement, we agreed to file an exchange offer registration statement with the SEC as soon as practicable, but no later than 120 days following the date the notes are first issued, and use our reasonable best efforts to have it declared effective as soon as practicable, but in no event later than 210 days following the date the notes are first issued. We also agreed to use our reasonable best efforts to cause the exchange offer registration statement to be effective continuously, to keep the exchange offer for the notes open for a period of at least 30 days and cause the exchange offer to be consummated no later than the 45th business day after the exchange offer registration statement is declared effective by the SEC.

     Under the exchange offer, holders of notes that constitute Registrable Securities may exchange their Registrable Securities for registered notes. To participate in an exchange offer, each holder must represent that:

     - it is not our affiliate or a broker-dealer tendering notes acquired directly from us for its own account;

     - it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the notes that are issued in the exchange offer; and

     - that it is acquiring the notes in the exchange offer in its ordinary course of business.

SHELF REGISTRATION STATEMENT

     If:

     - on or prior to the time the exchange offer is completed, existing SEC interpretations are changed such that the notes received in the exchange offer would not be transferable without restriction under the Securities Act;

     - the exchange offer has not been completed within 255 days following the date the notes are first issued; or

     - the exchange offer is not available to any holder of the notes,

then we will file, no later than 60 days after the time such obligation to file arises, with the SEC a shelf registration statement to register for public resale the Registrable Securities held by any such holder. A holder who sells notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the notes will be required to deliver information to be used in connection with the shelf registration statement in order to have its notes included in the shelf registration statement.

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

     For the purposes of the registration rights agreement, "Registrable Securities" means:

     - each note until the earliest to occur of:

      -- the date on which such note is exchanged in a registered exchange offer,

      -- the date on which such note has been disposed of pursuant to and in a manner contemplated by the shelf registration statement,

      -- the date on which such note is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such note relating to restrictions on transferability thereof is removed,

      -- the note is eligible to be sold pursuant to Rule 144(k) under the Securities Act, or

      -- the note is no longer outstanding; and

     - each exchange note issued to a broker-dealer in a registered exchange offer until resale of such exchange note by the broker-dealer within the 180-day period contemplated by the registration rights agreement.

ADDITIONAL INTEREST AMOUNTS

     The registration rights agreement also provides that:

     - if we fail to file any registration statement on or prior to the applicable deadline;

     - if such registration statement is not declared effective by the SEC on or before the applicable deadline;

     - if the exchange offer is not consummated within 45 business days after the exchange offer registration statement is declared effective; or

     - if any registration statement is declared effective but thereafter ceases to be effective or useable in connection with resales of the Registrable Securities during the periods specified in the registration rights agreement, for such time of non-effectiveness or non-usability (each, a "Registration Default Period"), we will pay to each holder of Registrable Securities affected thereby additional interest amounts in an amount equal to 0.25% per annum for the first 90 days of the Registration Default Period and an additional 0.25% per annum from and after the 91st day following the Registration Default Period. In no event shall additional interest amounts exceed 0.50% per annum. We shall not be required to pay additional interest amounts for more than one registration default at any given time. Following the cure of all registration defaults, the accrual of additional interest amounts will cease.

     We shall pay all accrued additional interest amounts to holders entitled thereto in the same manner and at the same time as interest on the notes is paid. The notes and any registered notes issued in exchange for the notes will constitute a single series of notes under the indenture. If a registered exchange offer is consummated, holders of notes who do not exchange their notes will vote together with the holders of the registered notes for all relevant purposes under the indenture.

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

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with new notes held as capital assets by a holder who purchased the outstanding notes upon their original issuance at their issue price. The "issue price" of the outstanding notes is the first price at which a substantial amount of such notes was sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. As used in this summary, "U.S. Holders" are any beneficial owners of the notes, that are, for United States federal income tax purposes: (1) citizens or residents of the United States, (2) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to United States federal income taxation regardless of its source or (4) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. As used in this summary, "Non-U.S. Holders" means holders of the notes that are individuals, corporations, estates or trusts that are not U.S. Holders. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of notes that are a partnership or partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change and differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the conclusions described in this offering memorandum.

     This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss notes held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This summary also does not address the tax consequences to certain former citizens or former long-term residents of the United States, U.S. Holders that have a functional currency other than the U.S. dollar or to shareholders, partners, members or beneficiaries of a holder of the notes. Further, it does not include any description of any alternative minimum tax consequences, United States federal estate or gift tax laws or the tax laws of any state or local government or of any foreign government that may be applicable to the notes.

     YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY, AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

EXCHANGE OF NOTES

     The exchange of new notes for outstanding notes pursuant to this exchange offer will not constitute a taxable event for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder of an outstanding note upon receipt of a new note. A holder's adjusted tax basis in the new note will be the same as the adjusted tax basis in the outstanding note exchanged therefor. A holder's holding period of the new note will include the holding period of the outstanding note exchanged therefor.

U.S. HOLDERS

  INTEREST PAYMENTS

     The interest paid on the notes will be taxable to a U.S. Holder as ordinary interest income, as received or accrued, in accordance with the holder's United States federal income tax method of accounting.

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

  ADDITIONAL INTEREST AMOUNTS

     We intend to take the position that the possibility that holders of the notes will be paid additional interest amounts as described under "Registration Rights Agreement" is a remote and incidental contingency as of the issue date of the notes within the meaning of the applicable Treasury regulations. Accordingly, any such additional interest amounts should be taxable to a U.S. Holder as ordinary income only at the time it accrues or is received in accordance with such U.S. Holder's regular method of tax accounting. Our determination that the payment of additional interest amounts is a remote and incidental contingency is binding upon all holders of the notes, unless a holder properly discloses to the IRS that it is taking a contrary position.

  SALE, EXCHANGE OR REDEMPTION

     Generally, the sale, exchange (excluding the exchange described above in "-- Exchange of Notes") or redemption of notes will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on a taxable sale, exchange or redemption will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder in the sale, exchange or redemption (other than amounts attributable to accrued but unpaid interest) and (b) the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in notes will generally be equal to the holder's original purchase price for the notes.

     Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than one year. A reduced tax rate on capital gain generally will apply to an individual U.S. Holder if such holder's holding period for the note is more than one year at the time of disposition. Recently enacted legislation generally reduces the maximum tax rate on the long-term capital gain of such holder to 15%. However, there are exceptions to the reduced rates. Individuals should consult their tax advisors regarding the extent, if any, to which any exceptions may apply to their particular factual situation. The deductibility of net capital losses by individuals and corporations is subject to limitations.

NON-U.S. HOLDERS

     The rules governing United States federal income taxation of Non-U.S. Holders are complex and no attempt will be made in this offering circular to provide more than a summary of such rules. Non-U.S. Holders should consult with their own tax advisors to determine the effect of United States federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements and, in particular, the proper application of the United States federal withholding tax rules.

  INTEREST PAYMENTS

     Except as described below, United States federal withholding tax will not apply to interest paid on the notes to a Non-U.S. Holder, provided that: (1) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote within the meaning of section 871(h)(3) of the Code and Treasury regulations promulgated thereunder; (2) the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us or any of our constituent partners; (3) the Non-U.S. Holder is not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; (4) interest paid on the notes is not effectively connected with the beneficial owner's conduct of a trade or business in the United States; and (5) either (a) the beneficial owner of notes certifies to us or our paying agent on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name, address and certain other information or (b) the beneficial owner holds its notes through certain foreign intermediaries or certain foreign partnerships and such holder satisfies certain certification requirements.

     To the extent a Non-U.S. Holder for any reason does not qualify for the withholding exemption described above, payments of interest will be subject to United States federal withholding tax unless the Non-U.S. Holder provides us or our agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States.

     If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business (and, if required by a tax treaty, the interest is attributable to a permanent establishment maintained in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and any gain realized on the sale or exchange of the notes in the same manner as if it were a U.S. Holder. In addition, if such a Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower tax rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

  SALE, EXCHANGE OR REDEMPTION


     A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax with respect to gain upon the sale, exchange, redemption or other disposition of notes, unless: (1) the income or gain is "U.S. trade or business income," which means income or gain that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business (and, if required by a tax treaty, the interest is attributable to a permanent establishment maintained in the United States); or (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.


     U.S. trade or business income of a Non-U.S. Holder will generally be subject to regular United States federal income tax in the same manner as if it were realized by a U.S. Holder. Non-U.S. Holders that realize U.S. trade or business income with respect to the notes should consult their tax advisors as to the treatment of such income or gain. In addition, U.S. trade or business income of a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower tax rate provided by an applicable treaty).

BACKUP WITHHOLDING AND INFORMATION REPORTING

  U.S. HOLDERS

     Payments of interest made by us on, or the proceeds of the sale or other disposition of, the notes will generally be subject to information reporting. Additionally, United States federal backup withholding tax will apply if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's United States federal income tax, if any, or will be otherwise refundable, provided that the required information is furnished to the IRS in a timely manner.

  NON-U.S. HOLDERS

     Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of each payment of interest and the amount of tax, if any, that is withheld with respect to such payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     Generally, information reporting and backup withholding of United States federal income tax at the applicable rate may apply to payments made by us or our agent to a Non-U.S. Holder if such holder fails to make the appropriate certification that the holder is a non-U.S. person or if we or our agent has actual knowledge or reason to know that the payee is a United States person.

     Payments of the proceeds of the sale of a note to or through a foreign office of a U.S. broker or of a foreign broker that is a "controlled foreign corporation" within the meaning of the Code, a foreign person, 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the United States, or, in certain cases, a foreign partnership will be subject to information reporting requirements, but not backup withholding, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is a Non-U.S. Holder. Both backup withholding and information reporting will apply to the proceeds of such dispositions if the broker has actual knowledge or reason to know that the payee is a U.S. Holder.

     Payments of the proceeds of a sale of a note to or through the United States office of a broker will be subject to information reporting and possible backup withholding unless the payee certifies under penalties of perjury as to his or her status as a Non-U.S. Holder and satisfies certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge or reason to know that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder of a note will be allowed as a credit against such holder's United States federal income tax, if any, or will be otherwise refundable, provided that the required information is furnished to the IRS in a timely manner.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

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                          CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the acquisition and/or holding of the new notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "assets" of such plans, accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation with respect to the assets of an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

     In considering an investment in the new notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities that are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of new notes by (or with the assets of) an ERISA Plan with respect to which Halliburton is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the new notes. These class exemptions include, without limitation, PTCE 75-1 respecting transactions with broker-dealer parties in interest acting as principals or agents, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

     Governmental plans and certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of
Section 4975 of the Code, may nevertheless be subject to Similar Laws.

     Because of the foregoing, the new notes should not be acquired or held by any person investing assets of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

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REPRESENTATION

     Accordingly, by acceptance of any new notes (or any interest therein), each holder and subsequent transferee of the new notes will be deemed to have represented and warranted that either (1) no portion of the assets used by such holder or transferee to acquire and hold the new notes (or any interest therein) constitutes assets of any Plan or (2) the acquisition and holding of the new notes by such holder or transferee or the redemption of the new notes by Halliburton will not constitute a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the new notes.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

     - you acquire the new notes in the ordinary course of your business; and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

     Broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes.

     We believe that you may not transfer new notes issued under the exchange offer in exchange for the outstanding notes if you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired outstanding notes directly from us; or

     - a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. In the registration rights agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the letter of transmittal. In addition, until
          , 2004 all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Your Representations to Us" of this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes in exchange for outstanding notes that you acquired for your own account as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of new notes.

     We will not receive any proceeds from sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions either:

     - in the over-the-counter market;

     - in negotiated transactions;

     - through the writing of options on the new notes;

     - at market prices or negotiated prices; or

     - a combination of methods of resale

The prices at which these sales occur may be:

     - at market prices prevailing at the time of resale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivery a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning the Securities Act.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealers. We will indemnify holders of the outstanding notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act, as provided in the registration rights agreement.

                   TRANSFER RESTRICTIONS ON OUTSTANDING NOTES

     The outstanding notes were not registered under the Securities Act. Accordingly, we offered and sold the outstanding notes only in private sales exempt from or not subject to the registration requirements of the Securities Act to "qualified institutional buyers" under Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. You may not offer or sell those outstanding notes in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from or not subject to the Securities Act registration requirements.

                                 LEGAL MATTERS

     Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue opinions about certain legal matters in connection with this offering of new notes.

                                    EXPERTS


     The consolidated financial statements of Halliburton Company as of December 31, 2003 and 2002 and for the years then ended, have been incorporated by reference in this prospectus in reliance on the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.



     KPMG's report dated February 18, 2004 refers to a change in the composition of Halliburton's reportable segments in 2003. The amounts in the 2002 and 2001 consolidated financial statements related to reportable segments have been restated to conform to the 2003 composition of reportable segments.


CHANGE IN INDEPENDENT AUDITORS


     The consolidated financial statements of Halliburton for December 31, 2001 incorporated by reference in this prospectus were audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto.


     On April 17, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged KPMG LLP to serve as our independent auditors for the year ended December 31, 2002. The Arthur Andersen dismissal and the KPMG LLP engagement were approved by our Board of Directors upon the recommendation of our audit committee.

     Arthur Andersen's reports on our consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal year ended December 31, 2001 and through April 17, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to Arthur Andersen's satisfaction would have caused Arthur Andersen to make a reference to the subject matter in connection with Arthur Andersen's report.

     Arthur Andersen ceased to practice before the SEC effective August 31, 2002. Because of Arthur Andersen's current financial position, you may not be able to recover against Arthur Andersen for any claims you may have under securities or other laws as a result of Arthur Andersen's activities during the period in which it acted as our independent public accountants.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $500,000,000

                              HALLIBURTON COMPANY

                       SENIOR NOTES DUE JANUARY 26, 2007

                           (HALLIBURTON COMPANY LOGO)

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                                          , 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware or DGCL, provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for:

     - expenses, judgments, and fines; and

     - amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding.

     Article X of Halliburton's restated certificate of incorporation together with Section 47 of its by-laws provide for mandatory indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding because:

     - the person is or was an officer or director of the registrant; or

     - is a person who is or was serving at the request of Halliburton as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise,

to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of Halliburton's restated certificate of incorporation and the by-laws were adopted or as each may be amended. Section 47 of Halliburton's by-laws and Article X of its restated certificate of incorporation expressly provide that they are not the exclusive methods of indemnification.

     Section 47 of the by-laws provides that Halliburton may maintain insurance, at its own expense, to protect itself and any director or officer of Halliburton or of another entity against any expense, liability, or loss. This insurance coverage may be maintained regardless of whether Halliburton would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the DGCL, relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock; or

     - for any transaction from which the director derived an improper personal benefit.

     Article XV of Halliburton's restated certificate of incorporation contains this type of provision.

ITEM 21.  EXHIBITS.


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  3.1     Restated Certificate of Incorporation of Halliburton Company
          filed with the Secretary of State of Delaware on May 21,
          2004.
  3.2*    By-laws of Halliburton revised effective February 12, 2003
          (incorporated by reference to Exhibit 3.2 to Halliburton's
          Form 10-K for the year ended December 31, 2002, File No.
          1-3492).

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  4.1*    Senior Indenture dated as of October 17, 2003 between
          Halliburton and JPMorgan Chase Bank, as Trustee
          (incorporated by reference to Exhibit 4.1 to Halliburton's
          Form 10-Q for the quarter ended September 30, 2003, File No.
          1-3492).
 +4.2     Third Supplemental Indenture dated as of January 26, 2004
          between Halliburton and JPMorgan Chase Bank, as Trustee.
  4.3     Form of Senior Notes due 2007 (included as Exhibit A to
          Exhibit 4.2 above).
 +4.4     Registration Rights Agreement dated as of January 26, 2004 among Halliburton and J.P. Morgan Securities Inc., Citigroup
          Global Markets, Inc. and Goldman, Sachs & Co., as
          representatives of the several Purchasers named in Schedule
          I of the Purchase Agreement dated as of January 21, 2004.
 +5.1     Opinion of Baker Botts L.L.P.
Selected Material Contracts:
 10.1*    3-Year Revolving Credit Agreement, dated as of October 31,
          2003, among Halliburton, the Banks party thereto, Citicorp
          North America, Inc., as Administrative Agent, JPMorgan Chase
          Bank, as Syndication Agent, and ABN AMRO Bank N.V., as
          Documentation Agent (incorporated by reference to Exhibit
          10.2 to Halliburton's Form 10-Q for the quarter ended
          September 30, 2003, File No. 1-3492).
 10.2*    Master Letter of Credit Facility Agreement, dated as of
          October 31, 2003, among Halliburton, Kellogg Brown & Root,
          Inc., and DII Industries, LLC, as Account Parties, the Banks
          party thereto, Citicorp North America, Inc., as
          Administrative Agent, JPMorgan Chase Bank, as Syndication
          Agent, and ABN AMRO Bank N.V., as Documentation Agent
          (incorporated by reference to Exhibit 10.3 to Halliburton's
          Form 10-Q for the quarter ended September 30, 2003, File No.
          1-3492).
 10.3*    Senior Unsecured Credit Facility Agreement, dated as of
          November 4, 2003, among Halliburton, the Banks party
          thereto, Citicorp North America, Inc., as Administrative
          Agent, JPMorgan Chase Bank, as Syndication Agent, and ABN
          AMRO Bank N.V., as Documentation Agent (incorporated by
          reference to Exhibit 10.4 to Halliburton's Form 10-Q for the quarter ended September 30, 2003, File No. 1-3492).
 10.4     Amendment No. 1 dated as of May 10, 2004 to Master Letter of
          Credit Facility Agreement, dated as of October 31, 2003,
          among Halliburton, Kellogg Brown & Root, Inc., and DII
          Industries, LLC, as Account Parties, the Banks party
          thereto, Citicorp North America, Inc., as Administrative
          Agent, JPMorgan Chase Bank, as Syndication Agent, and ABN
          AMRO Bank N.V., as Documentation Agent.
 12.1*    Statement of computation of ratio of earnings to fixed
          charges (incorporated by reference to Exhibit 12 to
          Halliburton's Form 10-Q for the quarter ended March 31,
          2004, File No. 1-3492).
 23.1     Consent of KPMG LLP.
 23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
+24.1     Power of Attorney.
+25.1     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Trustee on Form T-1.
+99.1     Form of Letter to DTC Participants for the Senior Notes due
          2007.
+99.2     Form of Letter to Clients for the Senior Notes due 2007.
+99.3     Form of Notice of Guaranteed Delivery for the Senior Notes
          due 2007.
+99.4     Form of Letter of Transmittal for the Senior Notes due 2007.


---------------

* Incorporated by reference as indicated.


+ Previously filed.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 2004.


                                          HALLIBURTON COMPANY

                                          By:        /s/ David J. Lesar
                                            ------------------------------------
                                                       David J. Lesar
                                            Chairman of the Board, President and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on June 3, 2004.



          /s/ David J. Lesar             Chairman of the Board, President, Chief Executive
--------------------------------------   Officer and Director (Principal Executive Officer)
            David J. Lesar

       /s/ C. Christopher Gaut              Executive Vice President and Chief Financial
--------------------------------------                        Officer
         C. Christopher Gaut                       (Principal Financial Officer)

         /s/ Mark A. McCollum            Senior Vice President and Chief Accounting Officer
--------------------------------------             (Principal Accounting Officer)
           Mark A. McCollum

                  *                                           Director
--------------------------------------
          Robert L. Crandall

                  *                                           Director
--------------------------------------
           Kenneth T. Derr

                  *                                           Director
--------------------------------------
          Charles J. DiBona

                  *                                           Director
--------------------------------------
             W.R. Howell

                  *                                           Director
--------------------------------------
             Ray L. Hunt

                  *                                           Director
--------------------------------------
           Aylwin B. Lewis

                  *                                           Director
--------------------------------------
           J. Landis Martin

                  *                                           Director
--------------------------------------
           Jay A. Precourt

                  *                                           Director
--------------------------------------
            Debra L. Reed

                  *                                           Director
--------------------------------------
              C.J. Silas


 *By:      /s/ Margaret E. Carriere
        ------------------------------
             Margaret E. Carriere
               Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  3.1     Restated Certificate of Incorporation of Halliburton Company
          filed with the Secretary of State of Delaware on May 21,
          2004.
  3.2*    By-laws of Halliburton revised effective February 12, 2003
          (incorporated by reference to Exhibit 3.2 to Halliburton's
          Form 10-K for the year ended December 31, 2002, File No.
          1-3492).
  4.1*    Senior Indenture dated as of October 17, 2003 between
          Halliburton and JPMorgan Chase Bank, as Trustee
          (incorporated by reference to Exhibit 4.1 to Halliburton's
          Form 10-Q for the quarter ended September 30, 2003, File No.
          1-3492).
 +4.2     Third Supplemental Indenture dated as of January 26, 2004
          between Halliburton and JPMorgan Chase Bank, as Trustee.
  4.3     Form of Senior Notes due 2007 (included as Exhibit A to
          Exhibit 4.2 above).
 +4.4     Registration Rights Agreement dated as of January 26, 2004 among Halliburton and J.P. Morgan Securities Inc., Citigroup
          Global Markets, Inc. and Goldman, Sachs & Co., as
          representatives of the several Purchasers named in Schedule
          I of the Purchase Agreement dated as of January 21, 2004.
 +5.1     Opinion of Baker Botts L.L.P.

Selected Material Contracts:

 10.1*    3-Year Revolving Credit Agreement, dated as of October 31,
          2003, among Halliburton, the Banks party thereto, Citicorp
          North America, Inc., as Administrative Agent, JPMorgan Chase
          Bank, as Syndication Agent, and ABN AMRO Bank N.V., as
          Documentation Agent (incorporated by reference to Exhibit
          10.2 to Halliburton's Form 10-Q for the quarter ended
          September 30, 2003, File No. 1-3492).
 10.2*    Master Letter of Credit Facility Agreement, dated as of
          October 31, 2003, among Halliburton, Kellogg Brown & Root,
          Inc., and DII Industries, LLC, as Account Parties, the Banks
          party thereto, Citicorp North America, Inc., as
          Administrative Agent, JPMorgan Chase Bank, as Syndication
          Agent, and ABN AMRO Bank N.V., as Documentation Agent
          (incorporated by reference to Exhibit 10.3 to Halliburton's
          Form 10-Q for the quarter ended September 30, 2003, File No.
          1-3492).
 10.3*    Senior Unsecured Credit Facility Agreement, dated as of
          November 4, 2003, among Halliburton, the Banks party
          thereto, Citicorp North America, Inc., as Administrative
          Agent, JPMorgan Chase Bank, as Syndication Agent, and ABN
          AMRO Bank N.V., as Documentation Agent (incorporated by
          reference to Exhibit 10.4 to Halliburton's Form 10-Q for the quarter ended September 30, 2003, File No. 1-3492).
 10.4     Amendment No. 1 dated as of May 10, 2004 to Master Letter of
          Credit Facility Agreement, dated as of October 31, 2003,
          among Halliburton, Kellogg Brown & Root, Inc., and DII
          Industries, LLC, as Account Parties, the Banks party
          thereto, Citicorp North America, Inc., as Administrative
          Agent, JPMorgan Chase Bank, as Syndication Agent, and ABN
          AMRO Bank N.V., as Documentation Agent.
 12.1*    Statement of computation of ratio of earnings to fixed
          charges (incorporated by reference to Exhibit 12 to
          Halliburton's Form 10-Q for the quarter ended March 31,
          2004, File No. 1-3492).
 23.1     Consent of KPMG LLP.
 23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
+24.1     Power of Attorney.
+25.1     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Trustee on Form T-1.
+99.1     Form of Letter to DTC Participants for the Senior Notes due
          2007.
+99.2     Form of Letter to Clients for the Senior Notes due 2007.
+99.3     Form of Notice of Guaranteed Delivery for the Senior Notes
          due 2007.

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
+99.4     Form of Letter of Transmittal for the Senior Notes due 2007.


---------------

* Incorporated by reference as indicated.


+ Previously filed.